UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

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American River Bankshares

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AMERICAN RIVER BANKSHARES

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 17, 2012

TO THE SHAREHOLDERS OF AMERICAN RIVER BANKSHARES:

NOTICE IS HEREBY GIVEN that, pursuant to the call of its Board of Directors, the Annual Meeting of Shareholders (the “Meeting”) of American River Bankshares (the “Company”) will be held on Thursday, May 17, 2012 at 3:00 p.m., at the American River North Room, Rancho Cordova City Hall, 2729 Prospect Park Drive, Rancho Cordova, CA 95670 for the following purposes:

1.
Election of Directors. To elect nominees, Charles D. Fite, Robert J. Fox, William A. Robotham, David T. Taber, Roger J. Taylor, D.D.S., Stephen H. Waks, Philip A. Wright and Michael A. Ziegler to serve until the 2013 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

2.
Ratification of Independent Registered Public Accounting Firm. To ratify the selection of Crowe Horwath, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

3.	Executive Compensation. Advisory vote to approve named executive officer compensation.

4.	Other Business. To transact such other business as may properly come before the Meeting and any and all postponements or adjournments thereof.

Article III, Section 3.3 of the bylaws of the Company provides for the nomination of directors in the following manner:

“Nominations for election of members of the board may be made by the board or by any holder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors.  Notice of intention to make any nominations (other than for persons named in the notice of the meeting called for the election of directors) shall be made in writing and shall be delivered or mailed to the president of the corporation by the later of: (i) the close of business twenty-one (21) days prior to any meeting of shareholders called for the election of directors; or (ii) ten (10) days after the date of mailing of notice of the meeting to shareholders.  Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the corporation owned by the notifying shareholder; (f) the number of shares of capital stock of any bank, bank holding company, savings and loan association, or other depository institution owned beneficially by the nominee or by the notifying shareholder and the identities and locations of any such institutions; and (g) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt.  The notification shall be signed by the nominating shareholder and by each nominee, and shall be accompanied by a written consent to be named as a nominee for election as a director from each proposed nominee.  Nominations not made in accordance with these procedures shall be disregarded by the chairperson of the meeting, and upon his or her instructions, the inspectors of election shall disregard all votes cast for each such nominee.  The foregoing requirements do not apply to the nomination of a person to replace a proposed nominee who has become unable to serve as a director between the last day for giving notice in accordance with this paragraph and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.”

The Board of Directors has fixed the close of business on March 26, 2012 as the record date for determination of shareholders entitled to notice of, and to vote at, the Meeting and any and all postponements or adjournments thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Stephen H. Waks
Dated: April 5, 2012	Corporate Secretary

PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD (“PROXY”) AS PROMPTLY AS POSSIBLE AND INDICATE IF YOU WILL ATTEND THE MEETING IN PERSON.  ALTERNATIVELY, A SHAREHOLDER CAN CHOOSE TO VOTE BY TELEPHONE OR BY USING THE INTERNET AS INDICATED ON THE PROXY.  IF YOU VOTE BY TELEPHONE OR ELECTRONICALLY THROUGH THE INTERNET, YOU DO NOT NEED TO RETURN THE PROXY.  PLEASE REFER TO THE PROXY STATEMENT AND PROXY FOR A MORE COMPLETE DESCRIPTION OF THE PROCEDURES FOR TELEPHONE AND INTERNET VOTING.

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AMERICAN RIVER BANKSHARES
PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
May 17, 2012

INTRODUCTION

This proxy statement is furnished in connection with the solicitation of proxies for use at the 2012 Annual Meeting of Shareholders (the “Meeting”) of American River Bankshares (the “Company”) to be held on Thursday, May 17, 2012, at 3:00 p.m., at the American River North Room, Rancho Cordova City Hall, 2729 Prospect Park Drive, Rancho Cordova, CA 95670 for the following purposes and at any and all postponements or adjournments thereof.  Only shareholders of record on March 26, 2012 (the “Record Date”) will be entitled to notice of the Meeting and to vote at the Meeting.   At the close of business on the Record Date, the Company had outstanding and entitled to be voted 9,890,829 of the Company's no par value common stock.  Directions to the Meeting can be found later in this proxy statement.

Revocability of Proxies

A proxy for voting your shares at the Meeting is enclosed.  Any shareholder who executes and delivers such proxy has the right to and may revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date.  In addition, a proxy will be revoked if the shareholder executing such proxy is in attendance at the Meeting and such shareholder votes in person.  Subject to such revocation, all shares represented by a properly executed proxy received in time for the Meeting will be voted by the proxyholders in accordance with the instructions specified on the proxy.

Unless otherwise directed in the accompanying proxy, the shares represented by your executed proxy will be voted “FOR” the nominees for election of directors named herein, “FOR” the ratification of the selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year, and “FOR” approval on an advisory basis of the Company’s named executive officer compensation. If any other business is properly presented at the Meeting and at any and all postponements or adjournments thereof, the proxy will be voted in accordance with the recommendations of management.

Solicitation of Proxies

This solicitation of proxies is being made by the Board of Directors of the Company.  The expenses of preparing, assembling, printing, and mailing this proxy statement and the materials used in this solicitation of proxies will be borne by the Company.  It is contemplated that proxies will be solicited principally through the use of the mail, but directors, officers, and employees of the Company may solicit proxies personally or by telephone, without receiving special compensation.  The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the proxy statement to shareholders whose stock in the Company is held of record by such entities.  In addition, the Company may use the services of individuals or companies it does not regularly employ in connection with this solicitation of proxies, if management determines it is advisable.

Voting Securities

On any matter submitted to the vote of the shareholders, each holder of common stock will be entitled to one vote, in person or by proxy, for each share of common stock he or she held of record on the books of the Company as of the Record Date.

A majority of the shares entitled to vote, represented either in person or by a properly executed proxy, will constitute a quorum at the Meeting.  If, by the time scheduled for the Meeting, a quorum of shareholders of the Company is not present or if a quorum is present but sufficient votes in favor of any of the proposals have not been received, the Meeting may be held for purposes of voting on those proposals for which sufficient votes have been received, and the persons named as proxyholders may propose one or more adjournments of the Meeting to permit further solicitation of proxies with respect to any of the proposals as to which sufficient votes have not been received.

Votes cast will be counted by the Inspector of Election for the Meeting.  The Inspector will treat abstentions and “broker non-votes” as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but they are not treated as shares voted on any proposal and therefore will have no effect upon the outcome of any proposal. Broker non-votes are shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power under applicable rules of the stock exchange or other self-regulatory organization of which the broker or nominee is a member. In the election of directors, the nominees receiving the highest number of votes will be elected. Approval of any proposal (other than the election of directors) requires the affirmative vote of a majority of the shares represented and voting at the Meeting (unless a greater number is required as described in a proposal).

Any shareholder may choose to vote shares of common stock by telephone by calling the toll-free number (at no cost to the shareholder) indicated on the proxy.  Telephone voting is available 24 hours per day.  Easy to follow voice prompts allow a shareholder to vote shares and to confirm that instructions have been properly recorded.  The Company’s telephone voting procedures are designed to authenticate the identity of shareholders by utilizing individual control numbers.  If a shareholder votes by telephone, there is no need to return the proxy.

Any shareholder may also choose to vote shares of common stock electronically by using the Internet, as indicated on the proxy.  Internet voting procedures are designed to authenticate the identity of a shareholder and to confirm that instructions have been properly recorded.  The Company believes these procedures are consistent with the requirements of applicable law.  If a shareholder votes electronically by using the Internet, there is no need to return the proxy.

If you vote by telephone or Internet, your vote must be received by 1:00 a.m., Eastern Time, on May 17, 2012 to ensure that your vote is counted.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 26, 2012, concerning the equity ownership of the Company’s directors, director-nominees, and the executive officers named in the Summary Compensation Table (including Robert H. Muttera who was hired on February 1, 2012, as Chief Credit Officer, to replace the retiring former Chief Credit Officer Douglas Tow), shareholders known to us to beneficially own more than 5% of our common stock, and directors, director-nominees, and executive officers as a group.  Unless otherwise indicated in the notes to the table, each person listed below possesses sole voting and sole investment power, or shared voting and investment power with a spouse, for the shares of the Company’s common stock listed below.  All of the shares shown in the following table are owned both of record and beneficially except as indicated in the notes to the table.  The Company has only one class of shares outstanding, common stock.  Management is not aware of any arrangements which may, at a subsequent date, result in a change of control of the Company.

Name and Address (1) of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (2)
Kevin B. Bender	42,757	(3)	0.4%
Mitchell A. Derenzo	71,737	(4)	0.7%
Charles D. Fite	177,250	(5)	1.8%
Robert J. Fox	78,681	(6)	0.8%
Robert H. Muttera	6,500	(7)	0.1%
William A. Robotham	108,812	(8)	1.1%
David T. Taber	195,795	(9)	2.0%
Roger J. Taylor, D.D.S.	63,842	(10)	0.6%
Douglas E. Tow	37,809	(11)	0.4%
Stephen H. Waks	88,920	(12)	0.9%
Philip A. Wright	71,835	(13)	0.7%
Michael A. Ziegler	32,977	(14)	0.3%
All directors, director-nominees, and executive officers as a group (12 persons)	976,915	(15)	9.6%

5% or Greater Owners of Voting Securities Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Wellington Management Company LLP 75 State Street, Boston, MA 02109	771,139	(16)	7.8%
Sandler O’Neill Asset Management LLC 780 Third Avenue, 5th Floor, New York, NY 10017	975,000	(17)	9.9%
Endeavour Capital Advisors Inc. 289 Greenwich Avenue, 2nd Floor, Greenwich, CT 06830	638,770	(18)	6.6%
The Banc Funds Company, LLC. 20 North Wacker Drive, Suite 3300 Chicago, IL 60606	548,848	(19)	5.5%

(1)	The address for all persons listed is c/o American River Bankshares, 3100 Zinfandel Drive, Suite 450, Rancho Cordova, CA 95670.
(2)	Includes shares of common stock subject to stock options exercisable within 60 days of the Record Date and restricted stock.
(3)	Includes 25,279 shares which Mr. Bender has the right to acquire upon the exercise of stock options within 60 days of the Record Date and 2,443 restricted shares.
(4)	Includes 26,333 shares which Mr. Derenzo has the right to acquire upon the exercise of stock options within 60 days of the Record Date and 2,443 restricted shares.
(5)	Includes 15,871 shares which Mr. Fite has the right to acquire upon the exercise of stock options within 60 days of the Record Date and 1,905 restricted shares.
(6)	Includes 14,572 shares which Mr. Fox has the right to acquire upon the exercise of stock options within 60 days of the Record Date and 1,905 restricted shares.
(7)	Mr. Muttera was hired on February 1, 2012, as Chief Credit Officer, to replace the retiring former Chief Credit Officer Douglas Tow.
(8)	Includes 14,572 shares which Mr. Robotham has the right to acquire upon the exercise of stock options within 60 days of the Record Date and 1,905 restricted shares.
(9)	Includes 55,123 shares which Mr. Taber has the right to acquire upon the exercise of stock options within 60 days of the Record Date and 7,233 restricted shares.
(10)	Includes 22,849 shares which Doctor Taylor has the right to acquire upon the exercise of stock options within 60 days of the Record Date and 1,905 restricted shares.

(11)
This figure includes 26,333 shares which Mr. Tow has the right to acquire upon the exercise of stock options within 60 days of the Record Date and 2,443 restricted shares.  Mr. Tow retired from the Company on March 30, 2012 and forfeited the restricted shares.   Any unexercised vested options will expire three months after Mr. Tow’s retirement.

(12)	Includes 23,852 shares which Mr. Waks has the right to acquire upon the exercise of stock options within 60 days of the Record Date and 1,905 restricted shares.
(13)	Includes 2,931 shares which Mr. Wright has the right to acquire upon the exercise of stock options within 60 days of the Record Date and 1,905 restricted shares.
(14)	Includes 21,068 shares which Mr. Ziegler has the right to acquire upon the exercise of stock options within 60 days of the Record Date and 1,905 restricted shares.
(15)	Includes 248,783 shares subject to stock options exercisable within 60 days of the Record Date and 27,897 restricted shares.
(16)
This information is taken from a Schedule 13G as of December 31, 2010, provided to the Company via certified mail, dated February 12, 2010, under which Wellington Management, LLP, in its capacity as investment adviser, may be deemed to beneficially own all 771,139 shares.  Subsequently, Wellington Management, LLP, filed a Form 13F as of December 31, 2011, with the Securities and Exchange Commission on February 14, 2012 indicating the ownership of 771,139 shares.

(17)
This information is taken from Schedule 13D/A as of March 24, 2011, filed with the Securities and Exchange Commission on April 4, 2011.  Based on the Schedule 13D/A, Malta Partners, L.P., a Delaware limited partnership, beneficially owns 15,000 shares; Malta Hedge Fund, L.P., a Delaware limited partnership, beneficially owns 62,800 shares; Malta Hedge Fund II, L.P., a Delaware limited partnership, beneficially owns 356,800; Malta Offshore, Ltd., a Cayman Islands company, beneficially owns 139,500 shares;  SOAM Capital Partners, a Delaware limited partnership, beneficially owns 325,000 shares; and another private investment fund which is managed by  Sandler O’Neill Asset Management LLC beneficially owns 10,000 shares.   Subsequently, Sandler O’Neill Asset Management LLC filed a Form 13F as of December 31, 2011, with the Securities and Exchange Commission on February 14, 2012, indicating the ownership of 975,000 shares.

(18)
This information is taken from Schedule 13G/A as of December 31, 2010, filed with the Securities and Exchange Commission on February 9, 2011.  Based on the Schedule 13G/A, the reporting person is controlled by Laurence M. Austin and Mitchell J. Katz, who may also be deemed to be the beneficial owners of 638,770 shares.  Subsequently, Endeavour Capital Advisors Inc. filed a Form 13F as of December 31, 2011, with the Securities and Exchange Commission on February 14, 2012, indicating ownership of 638,770 shares.

(19)
This information is taken from Schedule 13G/A as of December 31, 2010, filed with the Securities and Exchange Commission on February 11, 2011.  Based on the Schedule 13G/A, The Banc Funds Company, L.L.C., is an Illinois corporation whose principal shareholder and manger is Charles J. Moore, who has voting and disposition power over 566,348 shares.   Subsequently, The Banc Funds Company, L.L.C, filed a Form 13F as of December 31, 2011, with the Securities and Exchange Commission on February 13, 2012, indicating ownership of 548,848 shares.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s Bylaws provide that the number of directors of the Company shall not be less than eight (8) nor more than fifteen (15) until changed by an amendment to Article III, Section 3.2 of the Bylaws duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. The exact number of directors shall be fixed from time to time within the authorized range by, among other means, (i) a resolution duly adopted by the Board of Directors; or (ii) a bylaw or amendment thereof duly adopted by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present; or (iii) by the written consent of the holders of a majority of the outstanding shares entitled to vote.

The Board of Directors fixed the number in the authorized range at eight (8).   The Board of Directors has nominated the eight incumbent directors named below for election as directors of the Company and to apprise you of their qualifications to serve as directors, we include the information below concerning each of the director nominees, as of the Record Date, that each director has given us regarding age, current positions held, principal occupation and business experience for the past five years, and the names of other publicly-held companies of which the director currently serves as a director or has served as a director during the past five years. In addition to the information presented regarding each nominee’s specific experience, qualifications, attributes and skills that led the Nominating Committee to recommend that our Board of Directors nominate these individuals, all of the nominees have a reputation for honesty, integrity and adherence to high ethical standards. The nominating committee also believes that the nominees possess the willingness to engage management and each other in a positive and collaborative fashion, and are prepared to make the significant commitment of time and energy to serve on our board and its committees. The following persons are the nominees of the Board of Directors for election to serve for a one-year term until the 2013 annual meeting of shareholders and until their successors are duly elected and qualified:

CHARLES D. FITE Age: 54.  Director since 1993; Principal Occupation:  President, Fite Development Company in Sacramento since 1980.  President, Fite Properties Inc. since 1999 and President, Fite Construction Inc. since 1999.

Mr. Fite is President of the Fite Development Company, founded in 1970 by D. Bruce Fite.  As President, Mr. Fite is involved in all aspects of the company’s operations including development, management, marketing and financing of both existing and proposed projects.  Mr. Fite also oversees his company’s newest projects and continues his family’s tradition of hard work and honest commitment to well-planned business deals with exceptional civic-minded concern for the community as well.  Presently, Mr. Fite serves on the Board of EMQ Families First Inc., a provider of foster family and mental health services for children and also serves as Chair of the American River Bankshares Foundation, a non-profit organization whose mission is to serve the needs of the most vulnerable women and children within our communities.  Mr. Fite is a licensed real estate broker and has 30 years experience as a real estate developer.  He has been the Chairman of the Board of American River Bankshares since 2001.  Mr. Fite’s qualifications to serve as Chairman of our Board include his business acumen, integrity, leadership and knowledge of the commercial real estate market as well as his community service.

ROBERT J. FOX Age: 67.  Director since 2004; Principal Occupation:  Partner, Gallina LLP, Certified Public Accountants in Sacramento since 1976.

Mr. Fox has been employed by S.J. Gallina & Co. LLP, Certified Public Accountants in Sacramento since 1974 and a Partner since 1976.  Mr. Fox has been a practicing CPA for 42 years.  He has planned, supervised and managed audits of privately held companies with revenue in excess of $100,000,000 and designed, implemented and evaluated internal and organizational controls.  He serves as the financial expert of American River Bankshares Audit Committee and is the Chairman of American River Bank’s Loan Committee.  Mr. Fox’s vast experience working with various organizations in many aspects of the financial process offers a valuable perspective to our Board.

WILLIAM A. ROBOTHAM Age: 70.  Director since 2004; Principal Occupation:  Executive Partner, Pisenti & Brinker LLP, Certified Public Accountants in Santa Rosa since 1996.

Mr. Robotham has been a Certified Public Accountant since 1967.  He joined Pisenti & Brinker LLP in 1966, became a partner in 1969, managing partner in 1983 and executive partner in 1996.  He has served as the partner-in-charge of the Auditing and Accounting department, the Tax department and the Management Advisory Services department. Mr. Robotham currently works in tax, general practice and management consulting for the firm.  Mr. Robotham serves as the Chairman of the Audit Committee for American River Bankshares.  Mr. Robotham was a Founder and a Director of North Coast Bank.  Mr. Robotham has also been the President of Randal Nutritional Products, Inc. (“Randal”) since 2000.  Randal is based in Santa Rosa and has been manufacturing nutritional products since 1947.  Mr. Robotham is also a Founding Board Member of the American River Bankshares Foundation and serves as the Foundation’s Vice Chairman.  Mr. Robotham’s experience in public and private business and his more than 40 years in the field of public accounting led us to conclude he should serve on our Board.

DAVID T. TABER Age: 51.  Director since 1989; Principal Occupation:  President and Chief Executive Officer of American River Bankshares since 1995.

Mr. Taber has been with American River Bankshares since 1985 serving in executive roles including Chief Financial Officer, Chief Operating Officer and currently President and Chief Executive Officer.  Mr. Taber was first elected to the Board of American River Bank in 1989.  Mr. Taber held a leadership role with the Western Independent Bankers serving as its Chairman for the 2009/2010 year.  He also held leadership roles in the past with the California Bankers Association, California Community Bankers and served on the Community Bankers Council for the American Bankers Association.  Mr. Taber is also a Founding Board Member of the American River Bankshares Foundation and serves as the Foundation’s President.  Mr. Taber’s experience, including his more than fifteen years as Chief Executive Officer of American River Bankshares and his leadership role in transforming the Company into a NASDAQ listed public company qualify Mr. Taber to serve on our Board.

ROGER J. TAYLOR, D.D.S. Age: 66.  Director since 1983; Principal Occupation:  Dentist (Retired).  Director of Taylor’s Investment Company since 1994; National Executive Director, Impax Health Prime since 1994.

Dr. Taylor was a founding Board member of American River Bank in 1983 and is currently Vice Chairman of the Board of American River Bankshares.  He is a retired dentist.  Since 1994, Dr. Taylor has served as the National Executive Director for Impax Health Prime, Inc., a food supplement company.  Dr. Taylor has been a director of Taylor’s Investment Company, a family owned real estate company since 1994.  Dr. Taylor also has served as a director for El Dorado Hills Community Vision, Inc. (“Community Vision”) since 2005.  Community Vision works through Vision Coalition of El Dorado Hills to help mobilize the community of El Dorado Hills to adopt youth-friendly programs and policies, and to help prevent and reduce youth substance abuse and other teen health issues.  Dr. Taylor’s experience with our Company and understanding of our business strategies is reflected in his more than twenty-five years of service on our Board.

STEPHEN H. WAKS Age: 65. Director since 1986; Principal Occupation:  Attorney-at-Law; Owner of Waks Law Corporation since 1979.

Mr. Waks has been a practicing attorney for more than 35 years, including more than 32 years practicing law in Sacramento.  His law practice has focused on real estate law, tax law and business law.   In his law practice, Mr. Waks has developed expertise in dealing both on a business level and on a legal level with many banks and financial institutions.  He has also represented many clients as they negotiated and documented business and real estate loans.  His knowledge of the local real estate market and his experience has made him knowledgeable about the opportunities that exist for a community bank to improve its services and operations and makes his continued service to the Board a valuable asset.

PHILIP A. WRIGHT Age: 65. Director since 2009; Principal Occupation:  Real Estate Broker and Owner of Wright Investment Inc. dba Wright Realty since 1984; Developer, Wright Investment since 1984 and President, Trowbridge & Wright Investment Inc. since 1976.

Mr. Wright was a founding member of North Coast Bank and was the first Chairman of the Board from 1990 to 1995.  He remained on the North Coast Bank Board until 2003 and joined the American River Bank Board in 2004 when the two banks merged.  Mr. Wright was named to the American River Bankshares Board in 2009.  Mr. Wright has been an active Real Estate agent/broker for 35 years.  He owned a mortgage company for four years and presently manages his own Real Estate business.  Mr. Wright has been involved in subdividing and marketing land in Sonoma County since 1977, which included processing all governmental permits, project financing, budgets, construction bidding and overseeing construction of the final product.  Mr. Wright’s extensive experience in the real estate business as well as in the banking industry qualifies him to serve as a member of our Board.

MICHAEL A. ZIEGLER Age:  67.  Director since 2002; Principal Occupation: President and Chief Executive Officer of Pride Industries in Roseville, California.

As President/CEO of PRIDE Industries, Mr. Ziegler oversees a company with over $160 million in sales and more than 4,000 part-time and full time employees working throughout the country.  Mr. Ziegler attended San Francisco State University and completed his MBA at the University of San Francisco.  He was a graduate of the Stanford Small Business Executive Program and has an Honorary Ph.D. from the Golden Gate University.  His entrepreneurial background revolves around business ownership, sales/marketing and leadership.  He serves on the Board of Directors of California Chamber of Commerce, Teichert Inc., PRIDE Foundation, the Editorial Board of Comstock’s Business Magazine, Sacramento Host Committee, and he is a Founding member of the board of directors and a Senior Fellow of the American Leadership Forum Mountain Valley Chapter.  Mr. Ziegler’s experience in running a large-scale company including his involvement in many academic and community activities makes him a valuable member of our Board.

All proxies will be voted for the election of the eight nominees recommended by the Board of Directors, unless authority to vote for the election of any director or all directors is withheld.  All of the nominees are incumbent directors.

If any of the nominees should unexpectedly decline or be unable to serve as a director, the proxies may be voted for a substitute nominee to be designated by the Board of Directors.  The Board of Directors has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to or in lieu of those named above.

None of the Company’s directors, nominees for election as directors listed above, or executive officers listed on page 2, were selected pursuant to any arrangement or understanding other than with the directors and executive officers of the Company acting within their capacities as such.  There are no family relationships between any two or more of the directors, nominees for director, or executive officers.  Except as disclosed above, no director or officer of the Bank currently serves, or within the last five years has served, as a director of any public company, including any company which has a class of securities registered under, or which is subject to the periodic reporting requirements of, the Securities Exchange Act of 1934, or of any company registered as an investment company under the Investment Company Act of 1940.  None of the nominees were subject to any legal, judicial or administrative proceedings involving or based on violations of federal or state securities, commodities, banking or insurance laws and regulations or settlements thereof, involvement in mail or wire fraud or fraud in connection with any business entity, any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization, convictions in a criminal proceeding (excluding traffic violations and minor offenses) or had a petition under bankruptcy laws filed against themselves or an affiliate, in each case within the last ten years.

Recommendation of Management

The Board of Directors recommends a vote “FOR” each of the eight (8) nominees listed above.

CORPORATE GOVERNANCE

Our Board of Directors and management are dedicated to the standard of exemplary corporate governance and believe that corporate governance is vital to the continued success of the Company.  The Board annually reviews and updates the charters of the Board committees in response to evolving “best practices” and the results of changes in the regulatory environment.

Director Independence

Our Board of Directors has determined that each of our non-employee directors (excluding David Taber) is independent.  Each of our Audit, Nominating and Compensation Committees is composed only of independent directors.

Our Board has adopted certain standards to assist it in assessing the independence of each of our directors.  A director who otherwise meets the definition of independence under applicable NASDAQ listing standards may be deemed “independent” by the Board of Directors after consideration of all of the relationships between the Company and the director, or any of his or her immediate family members (as defined in the NASDAQ listing rules), or any entity with which the director or any of his or her immediate family members is affiliated by reason of being a partner, officer or a significant shareholder thereof.  However, ordinary banking relationships (such as depository, lending, and other services readily available from other financial institutions) are not considered by the Board of Directors in determining a director’s independence, as the Board of Directors considers these relationships to be immaterial.  A banking relationship is considered “ordinary” if:

●	the relationship is on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons;

●
with respect to an extension of credit, it has been made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve and Section 13(k) of the Securities Exchange Act of 1934;

●	no event of default has occurred and is continuing beyond any period of cure; and

●	the relationship has no other extraordinary characteristics.

In assessing the independence of our directors, our full Board of Directors carefully considered all of the business relationships between the Company and our directors or their affiliated companies, other than ordinary banking relationships.  This review was based primarily on responses of the directors to questions in a directors’ and officers’ questionnaire regarding employment, business, familial, compensation and other relationships with the Company and our management.  Where business relationships other than ordinary banking relationships existed, the Board of Directors determined that, except in the case of Mr. Taber, none of the relationships between the Company and the directors or the directors’ affiliated companies impair the directors’ independence because the amounts involved are immaterial to the directors or to those companies when compared to their annual income or gross revenues. The Board of Directors also determined for all of the relationships between the Company and our directors or the directors’ affiliated companies, that none of the relationships had unique characteristics that could influence the director’s impartial judgment as a director of the Company.

Code of Ethics

The Company has adopted a Code of Ethics that complies with the rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002 and applicable NASDAQ listing rules.  The Code of Ethics requires that the Company’s directors, officers (including the principal executive, financial and accounting officers, or controller and persons performing similar functions) and employees conduct business in accordance with the highest ethical standards and in compliance with all laws, rules and regulations applicable to the Company.  The Code of Ethics is intended to supplement the provisions of any other personnel policies of the Company or codes of conduct, which may establish additional standards of ethical behavior applicable to the Company’s directors, officers and employees.

The Code of Ethics was filed as Exhibit 14.1 to the Company’s 2003 Annual Report on Form 10-K and may be accessed through the Company’s website by following the instructions for accessing reports filed with the Securities and Exchange Commission hereafter in this proxy statement under the heading “Website” or is available, free of charge, upon written request to Mitchell A. Derenzo, American River Bankshares, 3100 Zinfandel Drive, Suite 450, Rancho Cordova, CA 95670.

Leadership Structure

   The positions of Board Chair and President and Chief Executive Officer (“CEO”) are filled by different persons.  Mr. Fite, an independent director, serves as Board Chairman, while Mr. Taber serves as President and Chief Executive Officer.  The Board believes that separating the roles of Chairman and CEO is preferable and in the best interests of shareholders because it gives our independent directors a significant role in board direction and agenda setting and enhances the Board's ability to fulfill its oversight responsibilities, inclusive of senior management. Separating the positions also provides an independent viewpoint and focus at board meetings, and improves communication between management and the Board by giving our CEO a single initial source for board-level communication and input on significant decisions.

Risk Oversight

   Risk management is the responsibility of management and risk oversight is the responsibility of the Board. The Board administers its risk oversight function principally through its division of responsibility within its committee structure, with each board committee being responsible for overseeing risk within its area of responsibility. For example, the Loan Committee of American River Bank (the "Loan Committee") plays an important role in overseeing our loan functions and monitoring related risks.  Responsibilities of our various committees are discussed under each committee in this proxy statement.  Significant risk oversight matters considered by the committees are reported to and considered by the Board.  Some significant risk oversight matters are reported directly to the Board, including matters not falling within the area of the responsibility of any committee.  Types of risks with the potential to adversely affect the Company include credit, interest rate, liquidity, and compliance risks, and risks relating to our operations and reputation.

   Management regularly provides the Board and its various committees with a significant amount of information regarding a wide variety of matters affecting the Company.  Matters presented to the Board and its committees generally include information with respect to risk. The Board and its committees consider the risk aspects of such information and often request additional information with respect to issues that involve risks to the Company.  The Board and its committees also raise risk issues on their own initiative.

   To assist the Company with respect to enterprise risk management, and to assist the Board and its committees with respect to risk oversight, the Company has an Enterprise Risk Management Committee made up of appropriate management personnel that works to identify and assess risks across all parts of the Company.  The Enterprise Risk Management Committee reports to the Board and all of its members attend either Board and/or other committee meetings as needed.

   The Company does not believe the Board's risk oversight function has had a significant effect on the Board's leadership structure, although a change in leadership structure could result in changes in the implementation of the risk oversight function.

Review of Risk Associated With Compensation Plans

The Company develops and implements compensation plans that provide strategic direction to the participants and engages them in the Company’s success, which contributes to shareholder value.  We believe our approach to goal setting, establishing targets with payouts at multiple levels of performance, evaluation of performance results and negative discretion in the payout of incentives help to mitigate excessive risk-taking that could harm Company value or reward poor judgment by our executives. Compensation policies and practices are determined by reviewing compensation analyses including industry/market benchmarking reports to determine competitive pay packages. The Company’s variable pay programs are designed to reward outstanding individual and team performance while mitigating risk taking behavior that might affect financial results.  Performance incentive rewards for all plans continue to be focused on results that possibly impact earnings, profitability, credit quality, loan growth, deposit growth, sound operations and compliance, sustainable culture, and leadership excellence.  Incentive plans, which are reviewed and revised on an annual basis, have defined terms and conditions which enable the Company to adjust the final scoring and payments under the plans.  Generally, there is more oversight of plans that have a higher degree of risk, larger payouts, and that could have the greatest negative impact on the Company and Bank’s safety and soundness, such as credit related risks.  Plan reviews and approvals increase before any payments are made as the risks associated with a plan increase.

The Compensation Committee met with senior management officers, including the Human Resources Officer, of the Company to review the 2011 incentive compensation plans and concluded that, based on the controls described above and elsewhere in this proxy statement, those plans do not present risks that are reasonably likely to have a material adverse effect on the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and any persons beneficially owning ten percent or more of the Company’s common stock to timely file initial reports of ownership and reports of changes in that ownership with the Securities and Exchange Commission.  Such persons are required by Securities and Exchange Commission regulations to send copies of such reports to the Company.  To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2011, the Company believes all such filing requirements applicable to its directors, executive officers and ten percent shareholders were met, except for one Form 4 filed late by Director Wright.

Committees of the Board of Directors

Nominating Committee.  The Nominating Committee, whose members are Charles D. Fite, Stephen H. Waks and Michael A. Ziegler (Chairman), has the responsibility to assist the Board of Directors by (a) establishing criteria for candidates and identifying, evaluating, and recommending candidates, including candidates proposed by shareholders, for election to the Board of Directors, and (b) periodically reviewing and making recommendations on the composition of the Board of Directors.  The Nominating Committee met once in 2011.  All members of the Nominating Committee are “independent,” as that term is defined under applicable NASDAQ listing rules.  Candidates are selected in accordance with a Nominating Charter.  The Nominating Charter includes a policy for consideration of candidates proposed by shareholders.  Any recommendations by shareholders will be evaluated by the Board of Directors in the same manner as any other recommendation and in each case in accordance with the Nominating Charter.

Shareholders that desire to recommend candidates for consideration by the Company’s Board of Directors should mail or deliver written recommendations to the Company addressed as follows:  Board of Directors, American River Bankshares, 3100 Zinfandel Drive, Suite 450, Rancho Cordova, CA 95670.  Each recommendation should include biographical information indicating the background and experience of the candidate that qualifies the candidate for consideration as a director for evaluation by the Board of Directors.  In addition to minimum standards of independence for non-employee directors and financial literacy, the Board of Directors considers various other criteria including the candidate’s experience and expertise, financial resources, ability to devote the time and effort necessary to fulfill the responsibilities of a director and involvement in community activities in the market areas served by the Company that may enhance the reputation of the Company.  The provisions of our Nominating Committee Charter regarding diversity, as a matter of practice, may seek or favor a candidate with particular areas of expertise that complement our existing Board composition or satisfy legal requirements.  In general, we seek a board that includes a diversity of perspectives and a broad range of experiences and includes individuals that possess the background, skills, expertise, and commitment necessary to make a significant contribution to our Company.  Qualified candidates are considered without regard to race, color, religion, sex, ancestry, national origin, disability, or any other factor that qualifies the candidate as a member of a protected class under applicable law.

The Company operates in a highly regulated industry and is subject to the supervision, regulation and periodic examination by state and federal banking regulatory authorities including the Board of Governors of the Federal Reserve System, California Commissioner of Financial Institutions and Federal Deposit Insurance Corporation.  Directors of the Company are subject to certain rules and regulations and potential liabilities not otherwise applicable to directors of non-banking organizations.  Consequently, evaluation of candidates by the Company’s Board of Directors may include more extensive inquiries into personal background information including confirmation of the accuracy and completeness of background information by (a) requiring candidates to complete questionnaires to elicit information of the type required to be disclosed by the Company in reports filed with the Securities and Exchange Commission, NASDAQ, or such state and federal banking regulatory authorities, (b) conducting background investigations by qualified independent organizations experienced in conducting criminal and civil investigatory reviews, and (c) such other personal and financial reviews and analyses as the Board of Directors may deem appropriate in connection with the consideration of candidates.

Shareholders who wish to nominate a candidate for election to the Company’s Board of Directors, as opposed to recommending a potential nominee for consideration by the Board of Directors, are required to comply with the advance notice and any other requirements of the Company’s bylaws, applicable laws and regulations.  The Board of Directors may elect to use third parties in the future to identify or evaluate candidates for consideration by the Board of Directors.  The Nominating Charter adopted by the Board of Directors is attached to this proxy statement as ANNEX A.  The Nominating Committee recommended the slate of Nominees for Election described on pages 4 through 6.

Compensation Committee.  The Compensation Committee, whose members include Charles D. Fite, Michael A. Ziegler (Chairman), and William A. Robotham, oversees the performance and reviews the compensation of the executive officers and the directors of the Company and American River Bank.  The Compensation Committee met three (3) times during 2011.  See the Compensation Discussion and Analysis on page 17 and the Compensation Committee Charter attached to this proxy statement as ANNEX B for additional information regarding the functions of the Compensation Committee.

•	Compensation Committee Interlocks and Insider Participation

The CEO is a non-voting invited guest to the Compensation Committee meetings and can be present at discussions regarding compensation matters relative to non-CEO executive officers or directors.  The CEO cannot be present during deliberations on CEO compensation matters.

The Board has determined that all members of the Compensation Committee are “independent,” as that term is defined under applicable NASDAQ listing rules including Director Fite from whom the Company has leased one of its bank premises since 1985.  The current lease terms and the Company’s policy are disclosed on page 32 of this proxy statement.

Audit Committee.  The Audit Committee, whose members are Robert J. Fox, William A. Robotham (Chairman), and Roger J. Taylor, D.D.S., oversees the Company’s independent registered public accounting firm, analyzes the results of internal and regulatory examinations and monitors the financial and accounting organization and reporting.  Director Fox has been designated by the Board of Directors as an “audit committee financial expert” as defined under rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002.  The Audit Committee met five (5) times in 2011 and held two (2) “executive sessions” which only the non-employee directors attended, each of whom is “independent” as defined under applicable NASDAQ listing rules.  In addition, each other member of the Audit Committee is “financially literate” as defined under applicable NASDAQ listing rules.  See the Audit Committee Report on page 35 and the Audit Committee Charter attached to this proxy statement as ANNEX C for additional information regarding the functions of the Audit Committee.

Finance and Capital Committee.  The Finance and Capital Committee, whose members include Roger J. Taylor, D.D.S., Stephen H. Waks (Chairman), and Michael A. Ziegler, has the responsibility to (a) oversee asset liability management and the investment portfolio including recommending to the full Board of Directors the annual investment strategy; (b) recommend to the full Board of Directors the annual operating budget for the Company; and (c) review premises leases and capital expenditures over $75,000 for recommendation to the full Board of Directors.  The Finance and Capital Committee met five (5) times during 2011.

Executive Committee.  The Executive Committee, whose members include Charles D. Fite (Chairman), David T. Taber, William A. Robotham, Stephen H. Waks, and Michael A. Ziegler (effective May 19, 2011) oversees long range planning, formulates and recommends broad policy positions for the full Board of Directors to consider and is responsible for evaluating and recommending to the full Board of Directors matters pertaining to mergers and acquisitions.  The Executive Committee met once during 2011.

Loan Committee of American River Bank.  The Loan Committee has the responsibility for establishing loan policy, approving loans which exceed certain dollar limits and reviewing the outside loan review firm’s examinations of the loan portfolios.  The Loan Committee includes Charles D. Fite, Robert J. Fox (Chairman), Roger J. Taylor, D.D.S., Stephen H. Waks, and Philip A. Wright.  David T. Taber serves as an alternate committee member.  The Loan Committee met seventeen (17) times during 2011.

During 2011, the Company’s Board of Directors held twelve (12) regular meetings and one (1) special meeting.  In addition, the Company’s Board of Directors held three (3) “executive sessions” which only the non-employee directors attended, each of whom is “independent” as defined under applicable NASDAQ listing rules.  All directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the number of meetings of the committees on which they served.

Shareholder Communications

A majority of the members of the Board of Directors, each of whom is “independent” as defined under applicable NASDAQ listing rules, has established procedures for receipt and delivery of shareholder communications addressed to the Board of Directors.  Any such shareholder communications, including communications by employees of the Company solely in their capacity as shareholders, should be mailed or delivered to the Company addressed as follows:  Board of Directors, American River Bankshares, 3100 Zinfandel Drive, Suite 450, Rancho Cordova, CA 95670.

Annual Meeting Attendance

The Company requires members of its Board of Directors to attend the Company’s annual meeting of shareholders each year.  All directors attended the Company’s annual meeting of shareholders held in 2011.

DIRECTOR COMPENSATION

Director Compensation Program

The Compensation Committee of the Board of Directors (the “Compensation Committee”) oversees the Company’s director compensation program. The compensation program includes elements that are designed specifically for the non-employee directors (excluding David Taber).  Additionally, the Compensation Committee is charged with the review, and recommendation to the full Board of Directors, of all annual compensation decisions relating to the directors.

The Compensation Committee’s compensation philosophy was developed to balance and align the interests of the directors and shareholders.  The three primary elements of compensation for our directors are cash compensation, long-term equity-based incentives, and a Director Emeritus Plan.

The Compensation Committee, upon approval of the Board of Directors, consulted with McLagan, formerly Amalfi Consulting, LLC (“Amalfi”), a compensation and benefits consulting firm.  McLagan served as an independent compensation consultant to advise the Compensation Committee on all matters related to the Board compensation and general compensation programs including guidance on industry best practices.  At the recommendation of the Compensation Committee, McLagan’s analysis focused on long-term incentive compensation.  Based on discussions with McLagan, less reliance was placed on peer compensation data and the Compensation Committee did not recommend nor did the Board of Directors approve any increase in cash compensation for directors in 2011.  In addition, the equity portion of director’s compensation remained at a targeted dollar value of $10,000 per director per year.

•	Overview of Director Compensation Elements

The Company’s Director Compensation Program consists of several compensation elements, as illustrated in the table below.

Pay Element		What the Pay Element Rewards		Purpose of the Pay Element
Cash Compensation	Director contribution to the governance of the Company.		●	Provide fixed compensation based on competitive market practice.

Long-Term	Stock Options:		●	Maximize stock price performance;
Incentives	●	The Company’s stock price performance; and	●	Increase director ownership in the Company; and
			●	Promote a long-term Company outlook.
	●	Continued role with the Company during a five- year vesting period.

Restricted Stock:
The Company’s stock price performance; and

Continued role with the Company during the vesting period.

Retirement Benefits	●	The Deferred Fee Plan is a nonqualified voluntary deferral program that allows the directors to tax-defer a portion of their cash compensation.	●	Provides a tax-deferred retirement savings program. The Deferred Fee Plan is described in more detail on page 14 of this proxy statement.

	●	The Director Emeritus Plan provides the director with retirement benefits for ongoing consulting.	●	The Director Emeritus Plan makes available benefits for the directors to secure their consulting services following their retirement from the Company. The Director Emeritus Plan is described in more detail on page 14 of this proxy statement.

The use of these compensation elements enables us to reinforce our pay for performance philosophy, as well as strengthen our ability to attract and retain highly qualified directors.

●	Detail of Director Compensation Elements

The Compensation Committee believes the total compensation and benefits program for the directors should consist of the following: cash compensation, long-term incentives and retirement benefits.

o	Cash Compensation

The cash compensation paid to non-employee directors of American River Bankshares during 2011 did not change from 2010 and included a retainer of $800 per month, a fee of $400 for attendance at monthly board meetings, and a fee of $300 for attendance at each committee meeting, other than the Loan Committee whose outside director members received a fee of $400 for each meeting attended. The fee for attendance at each American River Bank board meeting was $275.  In addition to the fees received as non-employee directors in connection with the attendance at Board and committee meetings, the Chairman of the Board of Directors received an additional retainer fee of $700 per month, and the Chairman of the Audit Committee, the Chairman of the Finance and Capital Committee, the Chairman of the Compensation Committee, and the Chairman of the Loan Committee each received an additional retainer fee of $300 per month.  In addition, Directors Robotham and Wright each receive $250 for attending meetings of the advisory Board for North Coast Bank, a division of American River.  The fees paid in 2011 by American River Bankshares and American River Bank to all directors are disclosed in the Director Compensation Table on page 15 of this proxy statement.

o	Long-Term Incentive

The long-term incentive compensation element has historically been provided in the form of stock options that vest and become exercisable ratably over five years.  In 2011, restricted stock was added as another form of long-term incentive compensation.  The Compensation Committee believes the use of stock options and restricted stock, rather than other forms of long-term incentives, create value for the director only if the shareholder value is increased through an increased stock price.  The Compensation Committee believes that this creates strong alignment between the interests of the directors and shareholders.

On March 17, 2010, the Board of Directors adopted the 2010 Equity Incentive Plan (the “2010 Plan”).  The 2010 Plan was approved by the Company’s shareholders on May 20, 2010.  In 2000, the Board of Directors approved the American River Bankshares 2000 Stock Option Plan (the “2000 Stock Option Plan”).  The 2000 Stock Option Plan was approved by the shareholders in September 2000.   Both plans allow for performance-related awards for directors, executive officers and other key employees.  The fair value related to stock option and restricted stock awards to directors is shown in the Director Compensation Table on page 15 of this proxy statement.

Awards to the directors and executive officers are generally made annually, at the same time as awards to the general eligible officer population.  Award recommendations are made at Compensation Committee meetings scheduled in advance to meet appropriate deadlines for compensation related decisions. The Compensation Committee then recommends the awards to the full Board of Directors for their approval.  The full Board of Directors approves all awards of equity compensation at regularly scheduled meetings.  The meetings are held after the close of the U.S. stock markets and the Board sets the exercise price for each stock option, or in the case of restricted stock, the total value of the award, using the closing price of the Company’s stock price on the date of the award.

There is a limited term in which the director can exercise stock options, known as the option term. The option term is generally ten years from the date of award. At the end of the option term, the right to purchase any unexercised options expires.  Option holders generally forfeit any unvested options upon separation with the Company.  In certain instances, stock options may vest on an accelerated schedule.  Restricted stock awarded to the director will fully vest after a one-year term.  A change of control may trigger accelerated vesting.  In this instance, all unvested options and restricted stock will vest as of the date of the change in control.

Director equity awards are made after review of their performance for the preceding calendar year.  The targeted awards are made based on factors including: (a) attendance at Board and committee meetings (30% of award target), (b) completion of a specified number of continuing education hours (40% of award target), and (c) prompt responses to management’s requests for information required to complete and timely file regulatory filings (30% of award target).  On August 17, 2011, Directors Fite, Fox, Robotham, Taylor, Waks, Wright and Ziegler were awarded restricted stock with a value of $10,001 under the 2010 Plan.  Based on the closing stock price on August 17, 2011 of $5.25 per share, each director received an award of 1,905 restricted shares of American River Bankshares common stock.  See also the Director Compensation Table on page 15 and the Grants of Plan-Based Awards Table for Directors on page 16 of this proxy statement for more information regarding director equity awards.

o	Retirement Benefits

Effective December 20, 2001, a Deferred Fee Plan was established for the purpose of providing the directors an opportunity to defer tax on director fees.  Participating directors may elect to defer a portion, up to 100%, of their monthly cash compensation.  The Company bears the administration costs and pays interest on the deferred balances at a rate equal to the five-year U.S. Treasury Bond plus 4.0%, but does not make contributions to the deferred account balances.  For 2011, the rate credited was 6.01%.  The amounts deferred and the earnings thereon are unfunded.  During 2011, Director Ziegler participated in the Deferred Fee Plan and deferred $16,800.

In January 2003, the Board of Directors approved a Directors Retirement Plan and in June 2004, this Directors Retirement Plan was replaced with a Director Emeritus Program, whereby each non-employee director (excluding David Taber) is entitled, upon full retirement from the Company’s or an affiliate’s Board of Directors, to receive installment payments over a 24 month period following retirement which are equal to the total Board of Director and committee fees received by a director for such service during the two full calendar years prior to retirement.  To qualify for the payments, a director participating in the Director Emeritus Program must continue to support the Company by making himself/herself available for consultation with management and/or the Board, continue to be a referral source for business to the Company and attend Company functions such as annual meetings for a period of two years after retirement.  The Director Emeritus Program contains a ten-year vesting component.  A director vests 10% for each year of service on the Board of Directors of the Company or an affiliate Board of Directors.  During 2011, there was one former director participating in the Director Emeritus Program and the total amount paid in 2011 was $8,788.

Director Compensation Table

The following table shows the compensation of the Company’s Board of Directors during the fiscal year 2011.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($) (1)	Option Awards ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	Total ($)
Charles D. Fite	$32,925		$10,001	—	—	$42,926
Roger J. Taylor, D.D.S.	$23,200		$10,001	—	—	$33,201
Robert J. Fox	$28,000		$10,001	—	—	$38,001
William A. Robotham	$22,850	(4)	$10,001	—	—	$32,851
Stephen H. Waks	$26,125		$10,001	—	—	$36,126
Philip A. Wright	$23,375	(5)	$10,001	—	—	$33,376
Michael A. Ziegler	$20,400	(6)	$10,001	—	$2,329	$32,730

(1)
The amount reported in this column represents the fair value of 1,905 shares of restricted stock awarded to each director on August 17, 2011, in accordance with FASB ASC Topic 718.  Please refer to footnote 2 to our audited financial statements included in our annual report to shareholders for the year ended December 31, 2011 for a discussion of the assumptions related to the calculation of such value.

(2)
There were no stock options awarded during 2011. As of December 31, 2011, the aggregate number of unexercised stock options (vested and unvested) held by each director is as follows: Mr. Fite, 17,542; Dr. Taylor, 23,852; Mr. Fox, 26,243; Mr. Robotham, 16,243; Mr. Waks, 25,523; Mr. Wright, 4,360, and Mr. Ziegler, 22,739.

(3)	Amount represents the preferential rate paid on amounts deferred under the Deferred Fee Plan. See page 14 of this proxy statement for discussion of Deferred Fee Plan.
(4)	Includes $500 for fees earned in connection with Mr. Robotham's role on the advisory Board for North Coast Bank, a division of American River Bank.
(5)	Includes $750 for fees earned in connection with Mr. Wright's role on the advisory Board for North Coast Bank, a division of American River Bank.
(6)	Mr. Ziegler deferred $16,800 of the total earned in 2011 under the Deferred Fee Plan. See page 14 of this proxy statement for discussion of Deferred Fee Plan.

Grants of Plan-Based Awards Table for Directors

The following table summarizes the equity stock awards pursuant to the Company’s 2010 Plan to the Company's non-employee directors (excluding David Taber) in the fiscal year ended December 31, 2011.  Shareholders approved the 2010 Plan on May 20, 2010.  All of the awards were made on August 17, 2011.  All restricted stock awarded to the directors fully vests one year after the award date.  Restricted stock may become vested in full in the event of a change of control as defined in the 2010 Plan.  There were no other awards made during 2011 under the Company’s 2010 Plan.

Name	Award Date	All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Charles D. Fite	8/17/11	1,905	$—	$10,001
Roger J. Taylor, D.D.S.	8/17/11	1,905	$—	$10,001
Robert J. Fox	8/17/11	1,905	$—	$10,001
William A. Robotham	8/17/11	1,905	$—	$10,001
Stephen H. Waks	8/17/11	1,905	$—	$10,001
Philip A. Wright	8/17/11	1,905	$—	$10,001
Michael A. Ziegler	8/17/11	1,905	$—	$10,001

(1)
It is the Company’s policy that the award price for each restricted share is the market value as of the close of the market on the date of award. There is no dollar amount of consideration paid by the Director on the award or vesting date of a restricted stock award.

(2)
The amount reported in this column represents the fair value of restricted stock awarded during the years shown in accordance with FASB ASC Topic 718.  Please refer to footnote 2 to our audited financial statements included in our annual report to shareholders for the year ended December 31, 2011 for a discussion of the assumptions related to the calculation of such value.

EXECUTIVE OFFICERS

The executive officers of the Company during 2011 were the following persons:

NAME	AGE	OFFICER SINCE	PRINCIPAL OCCUPATION DURING THE PAST FIVE YEARS
David T. Taber	51	1985	President and Chief Executive Officer, American River Bankshares since 1995. Chief Executive Officer of American River Bank since 2004.
Mitchell A. Derenzo	50	1992	Executive Vice President and Chief Financial Officer of American River Bankshares since 1995. Chief Financial Officer of American River Bank since 1992.
Kevin B. Bender	48	1999	Executive Vice President and Chief Operating Officer since September 14, 2009. Executive Vice President and Chief Information Officer of American River Bankshares from 2005 to 2009.
Douglas E. Tow	57	1994	Executive Vice President and Chief Credit Officer of American River Bankshares since 2003. Chief Credit Officer of American River Bank since 1994. Mr. Tow retired from the Company on March 30, 2012.

COMPENSATION DISCUSSION AND ANALYSIS

Oversight of Executive Compensation Program

The Compensation Committee of the Board of Directors (the “Compensation Committee”) oversees the Company’s compensation programs.  The compensation programs include elements that are designed specifically for the executive officers (the “Executives” or an “Executive”), which include the Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and the other Executives named in the Summary Compensation Table.  Additionally, the Compensation Committee is charged with the review and recommendation to the full Board of Directors of all annual compensation decisions relating to the Executives.

The Compensation Committee is composed entirely of non-management members of the Board of Directors.  The Board of Directors has determined that each member of the Compensation Committee is independent under applicable NASDAQ listing rules.  No Compensation Committee member participates in any of the Company’s employee compensation programs.  Each year the Company’s Audit Committee reviews any and all relationships that each director may have with the Company and the Board of Directors subsequently reviews the findings of the Audit Committee.  The CEO of the Company was not present during the Compensation Committee voting or deliberations regarding his compensation.

Over the years, the Compensation Committee has taken the following actions to improve the links between Executive pay and performance including:

•	Established performance-based awards in the Company’s incentive programs;

•	Retained independent compensation consultants to advise on executive compensation issues and help the Compensation Committee take a longer view of the multiple facets of its responsibility;

•	Designed and updated a more clearly defined competitive pay strategy which would be useful over multiple years and more strictly based on a shareholder benefit model; and

•	Reviewed and approved an industry specific peer group for more precise performance comparisons.

The responsibilities of the Compensation Committee, as stated in its charter, include the following:

•	Provide oversight to the Company’s overall compensation strategy and objectives pursuant to the goals of the Company.

•
Review and recommend to the Board of Directors, changes to the structure and design of the compensation elements for the Executives including: annual base salary, annual cash incentives, long-term equity incentives, retirement plans (e.g., 401(k), deferred compensation, and salary continuation plans), and change in control benefits and severance.

•
Review and recommend to the Board of Directors, changes in the structure and design of the compensation elements for the Board of Directors of the Company and subsidiary(ies) and any committees thereof, including cash (e.g., meeting fees and retainers), long-term equity incentive plans and the Director Emeritus Program.

•	Review and recommend to the Board of Directors, the appropriate peer group to be used in benchmarking executive and board compensation.

•	Recommend annually to the Board of Directors, the compensation of the CEO, including base salary, annual cash incentive opportunity and changes to other compensation elements.

•
Recommend annually to the Board of Directors, the compensation of other executive officers based on the recommendation of the CEO including base salary, annual cash incentive opportunity and changes to other compensation elements.

•	Recommend to the Board of Directors the performance metrics and applicable weightings as required by the Company’s Executive Annual Incentive Plan.

•	Recommend to the Board of Directors, changes to Company Board member and/or subsidiary Board member compensation.

•	Recommend to the Board of Directors, annual equity awards to the Executives, board members and other key employees, pursuant to Board of Directors approved option award methodology.

•	Recommend to the Board of Directors, additions to personnel covered by the Company’s Deferred Compensation Plan.

•	Recommend to the Board of Directors, employment and/or severance agreements for the Executives.

•	Periodically review and recommend to the Board of Directors, changes to Executive retirement benefits, employment agreements, and change in control benefits and severance plans.

•
Periodically review the Company succession plans relating to positions held by the Executives and make recommendations to the Board of Directors regarding the process for selecting the individuals to fill these positions.

•	Evaluate the CEO’s performance relative to the goals and objectives of the Company and discuss evaluations of other executive officers with the CEO.

•	Annually review and recommend changes deemed necessary to the Compensation Committee Charter.

•
Prepare and submit an appropriate “Compensation Committee Report” pursuant to applicable regulations of the Securities and Exchange Commission for inclusion in the management proxy statement for each annual meeting of shareholders, stating, among other matters, whether (i) the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and (ii) the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in such proxy statement and the Company’s Annual Report on Form 10-K.

•
Perform such other duties and responsibilities as may be required by the rules and regulations that govern the Company that are consistent with the purpose of the Compensation Committee, or as the Board of Directors may deem appropriate.

Overview of Compensation Philosophy

The Compensation Committee’s compensation philosophy was developed to balance and align the interests of the Executives and shareholders.  The philosophy is intended to attract, motivate, reward and retain the most qualified management talent required to achieve corporate objectives and increase shareholder value, while at the same time the compensation philosophy seeks to make the most efficient use of shareholder resources.  To this end, the compensation philosophy emphasizes rewards for performance.

The three primary components of compensation for the Executives are base salary, annual cash incentive opportunity and long-term, equity-based incentive compensation.  The Company also provides the Executives with retirement benefits that are earned over time.

To be effective, the compensation philosophy must reflect the corporate mission, culture, and long-term goals of the Company.  In order to recruit and retain the most qualified and competent individuals as Executives, the Company strives to maintain a compensation program that is competitive in its peer industry labor market. The purpose of the compensation program is to reward individual performance tied to the achievement of Company objectives.  The following objectives are considered in setting the compensation programs for the Executives:

•	reward performance which supports the Company’s core values of performance, integrity, teamwork, and advancement opportunities;

•	provide a significant percentage of total compensation that is at-risk, or variable, based on predetermined performance criteria;

•	design competitive total compensation and rewards programs to enhance the Company’s ability to attract and retain knowledgeable and experienced Executives; and

•	set compensation and incentive levels that reflect competitive market practices.

Compensation Consultant

In 2011, the Compensation Committee consulted with McLagan, formerly Amalfi Consulting, LLC, (“Amalfi”) a compensation and benefits-consulting firm.  McLagan served as an independent compensation consultant to advise the Compensation Committee on all matters related to the Executives’ compensation and general compensation programs.  McLagan also provided guidance on industry best practices. In previous years, Amalfi advised the Compensation Committee in (1) determining base salaries, (2) setting performance goals and award levels for the Company’s Executive Incentive Plan (the “Incentive Plan”), (3) determining the appropriateness of individual award levels for stock based compensation, (4) evaluating the retirement plans and benefit amounts, (5) evaluating the perquisite program and allowances provided, and (6) determining the appropriateness of the change in control and termination benefits.  Amalfi also advised the Compensation Committee on matters relating to the American River Bankshares 2010 Equity Incentive Plan.  For 2011, the Compensation Committee, in consultation with McLagan, determined that there would be no change in the cash compensation for the Executives.  Other than Mr. Bender, who received a salary increase in 2010 as a result of his promotion to Chief Operating Officer, there have been no salary adjustments for the Executives during the past four years.

Other than compensation related consulting described above, McLagan did not provide any other services.  The Board of Directors and management do not believe the services provided by McLagan create a conflict of interest.  No services performed by McLagan exceeded in the aggregate, more than $120,000 in the last fiscal year.

Review of Executive Performance

The Compensation Committee reviews, on an annual basis, each compensation element for each Executive.  In each case, the Compensation Committee takes into account the scope of responsibilities and years of experience and balances these against competitive salary levels. The Compensation Committee has the opportunity to interact with the Executives at various times during the year, which allows the Compensation Committee to form its own assessment of each individual’s performance.

In addition, each year the CEO presents to the Compensation Committee an evaluation of each Executive, which includes a review of individual contribution, performance against specific targets, and strengths and weaknesses. Following this presentation and discussions with the compensation consultant, the Compensation Committee makes its own assessments and approves the compensation for each Executive.

Overview of Executive Compensation Elements

The Company’s compensation program for Executives consists of several compensation elements, as illustrated in the table below.

Pay Element	What the Pay Element Rewards	Purpose of the Pay Element

Base Salary	Core competence in the Executive’s role relative to skills, years of experience and contributions to the Company.	●	Provide fixed compensation based on competitive market salary levels.

Annual Cash Incentives	Contributions toward the Company’s achievement of specified profitability, growth, and credit quality.	●	Provides focus on meeting annual goals that lead to the long-term success of the Company;
		●	Stresses annual performance-based cash incentive compensation; and
		●	Motivates achievement of critical annual performance metrics.

Long-Term Incentives	Stock Options and Restricted Stock:	●	Maximize stock price performance;
		●	Increase Executive ownership in the Company; and
	● The Company’s stock price performance; and	●	Retention in a challenging business environment and competitive labor market.
● Continued employment with the Company during a five-year vesting period.

Retirement Benefits
The Company’s employee benefit plans are available to eligible employees, including the Executives; to reward long-term service to the Company, and include both tax-qualified and nonqualified retirement plans.
● ●
Encourages retention of Executives for the balance of his/her career.

Provides a tax-deferred retirement savings plan subject to IRS limitations on qualified plans. The 401(k) Plan is described in more detail on page 24 of this proxy statement.

	● The Company offers a qualified 401(k) program that the Executives are eligible to participate in.	●
Provides a tax-deferred retirement savings alternative for amounts exceeding IRS limitations on qualified programs. The tax deferred compensation plan is described in more detail on page 31 of this proxy statement.

●
The Deferred Compensation Plan is a nonqualified voluntary deferral program that allows the  Executives to defer a portion of their base salary and annual cash incentive. Deferred amounts and earnings are unfunded.
●
The Salary Continuation Plans make available retirement benefits for the Executives commensurate with those available to comparable peer executive officers. The
Salary Continuation Plans are described in more detail on page 25 of this proxy statement.

● The Salary Continuation Plans are nonqualified, noncontributory plans that provide the Executives with retirement benefits.

Health and Welfare Benefits	Executives participate in employee benefit plans generally available to all employees, including medical, health, life insurance, disability plans, and vacation and personal absence time.	●	These benefits are part of a broad-based, competitive total compensation program.

Additional Benefits and Perquisites	Active participation in business promotional activities on behalf of the Company.	●
The Chief Executive Officer is provided the use of Company owned autos to promote Company business in the Company’s market area and for incidental personal use. A club membership has also been approved for the Chief Executive Officer for future implementation to promote the Company business.

Change in Control and Termination Benefits	The employment agreements provide severance benefits if an Executive’s employment is terminated within two years after a change in control.	●
Change in control severance benefits are designed to retain the Executives and provide continuity of management in the event of an actual or threatened change in control. The employment agreements are described in more detail on page 26 of this proxy statement.

The use of the above compensation elements enables the Company to reinforce its pay for performance philosophy, as well as strengthen the ability to attract and retain highly qualified executive officers.  The Compensation Committee believes that this combination of the compensation elements provides an appropriate mix of fixed and variable pay, balances short-term operational performance with long-term shareholder value, and encourages recruitment and maximizes retention of the Executives.

Detail of Executive Compensation Elements

The Compensation Committee believes the total compensation and benefits program for the Executives should consist of the following: base salary, annual cash incentives, long-term incentives, retirement plans, health and welfare benefits, perquisite allowance payments and change in control benefits, as more fully described below.

Base Salary

Increases to base salaries, if any, are driven primarily by individual performance and compensation information provided by the consultant to the Compensation Committee.  Individual performance is evaluated by reviewing the Executive’s success in achieving business results, promoting core values, focusing on the keys to business success and demonstrating leadership abilities.

In setting the base salary of the Executives for fiscal year 2011, the Compensation Committee reviewed the compensation information provided by McLagan.  The Compensation Committee also considered the Company’s level of success in its short- and long-term goals to:

•	achieve specific profitability, growth and asset quality targets;

•	communicate strategy and financial results effectively; and

•	increase emphasis on employee satisfaction.

The Compensation Committee based its compensation decisions on the Company’s performance related to the objectives listed above.  The Compensation Committee does not rely solely on predetermined formulas or a limited set of criteria when it evaluates the performance of the Executives.  The Compensation Committee reviews the information provided by the compensation consultant, general economic conditions and marketplace compensation trends.  The Compensation Committee usually adjusts base salaries for Executives when:

•	the current compensation demonstrates a significant deviation from the market data;

•	recognizing outstanding individual performance; or

•	recognizing an increase in responsibility.

In line with the compensation philosophy outlined above, the Compensation Committee strives to reward the successful Company Executives with a total compensation package in which a majority of the incentive portion is based upon the variable portion of the compensation elements. The base salaries paid to the Executives during fiscal year 2011 are shown in the Summary Compensation Table on page 28.

Annual Cash Incentives

The annual cash incentives are administered under the Incentive Plan and provide Executives with the opportunity to earn cash incentives based on the achievement of specific Company-wide, division, and individual performance goals. The Compensation Committee designs the annual incentive component to align Executive compensation with annual (short-term) performance.  Incentive payments earned are generally paid in cash in March of each year for the prior fiscal year’s performance.

The Compensation Committee approves a target incentive payout as a percentage of the base salary earned during the incentive period for each Executive. These targets are based on competitive practices for each comparable position and the compensation information provided by the consultant to the Compensation Committee.  The incentive target percentage represents the Executive’s annual incentive opportunity if the annual performance goals are achieved.

Messrs.	Taber	Derenzo	Tow	Bender
Target Incentive Compensation (% of Base Salary)	50%	30%	30%	30%

The Incentive Plan establishes a set of metrics that are selected to drive annual and long-term performance.  Each metric has a weight within the Incentive Plan, and the sum of the weights is 100%.

Several financial metrics are commonly referenced in defining Company performance for Executive compensation.  These metrics are defined below and their use in the Incentive Plan is further described below.

•	Profitability Measures

o	Net Income of the Company

To ensure compensation is proportional to the return on investment earned by shareholders, we use a net income target as a metric in the Incentive Plan.  Net income is the key driver for earnings per share.

•	Growth Measures

o	Core Deposit Growth

To ensure long-term growth of the Company, growth in core deposits is essential.  The Incentive Plan metrics for growth are based upon how well the Company grows its core deposits on an annual basis.  The Company defines core deposits as total deposits excluding time deposits, also known as certificates of deposit.

o	Loan Growth

To ensure long-term growth of the Company, growth in loans is essential.  The Incentive Plan metrics for growth are based upon how well the Company grows its loans on an annual basis.

•	Credit Quality Measures

o	Classified Loans to Equity

The Company believes that the quality of its loans is a key to the Company’s overall future success.  Poor loan quality will deteriorate the Company’s future earning capacity.  The classified loans to equity metric of the Incentive Plan measures the amount of classified or problem loans as a percentage of the Company’s equity capital.

Incentive Plan Weightings for 2011

The following chart indicates the weight of each metric as a percent of the total incentive opportunity.

Messrs.	Taber	Derenzo	Tow	Bender

Net Income of the Company	30%	30%	30%	30%
Core Deposit Growth	15%	15%	15%	15%
Loan Growth	25%	25%	25%	25%
Classified Loans to Equity	30%	30%	30%	30%

The amount of incentive compensation paid to each Executive under the Incentive Plan is adjusted based on how well the Company performs against the stated performance goal of each metric.  If the Company exceeds the target by 120% the amount available increases to 75% of base salary in the case of Mr. Taber and to 45% of base salary in the case of Messrs. Derenzo, Tow and Bender.  If the Company attains 85% of target the amount available decreases to   25% of base salary in the case of Mr. Taber and to 15% of base salary in the case of Messrs. Derenzo, Tow and Bender.   The Incentive Plan also establishes minimum funding thresholds.  If performance on any metric falls below 85%, no incentive will be paid for that metric.

For 2011, the Company’s actual results compared to target are as follows:

Metric	Result
Net Income of the Company	Exceeded minimum but did not meet target
Core Deposit Growth	Did not meet minimum or target
Loan Growth	Did not meet minimum or target
Classified Loans to Equity	Exceeded maximum

As a result of exceeding the minimum net income and the maximum target for classified loans to equity, cash incentive compensation was earned in 2011 for each of the executive officers.

The table below represents the 2011 target amount of cash compensation available for each metric and the amount earned by each executive officer.

	Target Payout-Taber	Actual Payout-Taber	Target Payout-Derenzo	Actual Payout-Derenzo	Target Payout-Tow	Actual Payout-Tow	Target Payout-Bender	Actual Payout-Bender
Metric
Net Income of the Company	$41,375	$26,170	$13,979	$8,842	$13,979	$8,842	$13,979	$8,842
Core Deposit Growth	$20,688	$—	$6,990	$—	$6,990	$—	$6,990	$—
Loan Growth	$34,479	$—	$11,649	$—	$11,649	$—	$11,649	$—
Classified Loans to Equity	$41,375	$62,062	$13,979	$20,969	$13,979	$20,969	$13,979	$20,969

In February 2012, the Board of Directors approved the weight of each metric as a percent of the total incentive opportunity for the 2012 fiscal plan year as follows:

Messrs.	Taber	Derenzo	Muttera(1)	Bender

Net Income of the Company	60%	60%	25%	45%
Classified Assets to Equity	20%	15%	30%	—
Quality of Bank Performance	20%	20%	15%	25%
Operational Effectiveness	—	—	—	30%
Nonperforming loans and leases to gross loans and leases	—	—	30%	—

(1)	Robert H. Muttera was hired on February 1, 2012, as Chief Credit Officer, to replace the retiring former Chief Credit Officer, Douglas Tow.

Long-Term Incentives

An important objective of the long-term incentive program is to strengthen the relationship between the long-term value of the Company’s stock performance and the potential financial gain for employees.  The long-term incentive component has historically been provided in the form of stock options that vest and become exercisable ratably over five years.  In 2010, the Compensation Committee added restricted stock as another form of long-term incentive compensation.  The restricted stock awarded to the executive officers also vests over a five-year period.  The Compensation Committee has used stock options and restricted stock, rather than other forms of long-term incentives, because they create value for the Executives when shareholder value is increased through an increased stock price.  The Compensation Committee believes that this creates strong alignment between the interests of the Executives and shareholders.  The stock options and restricted stock help the Company attract and retain talented Executives.

Stock options provide the Executives with the opportunity to purchase the Company’s common stock at a price fixed on the date of award regardless of future market price.  Restricted stock provides the Executives a common stock award that increases in value when the stock price increases.  The Compensation Committee’s objective is to provide Executives with awards that are consistent with the compensation information provided by the compensation consultant and based on the Executive’s individual performance.  A stock option becomes valuable only if the Company’s common stock price increases above the option exercise price and the holder of the option remains employed during the period required for the option to vest, which provides an incentive for the Executive to remain employed by the Company.  Restricted stock becomes more valuable as the Company’s common stock price increases and the holder of the option remains employed during the period required for the award to vest as the restrictions lapse, which provides an incentive for the Executive to remain employed by the Company.  In addition, stock options and restricted stock link a portion of the Executive compensation to shareholders’ interests by providing an incentive to make decisions designed to increase the market price of the Company’s common stock.

On March 17, 2010, the Board of Directors adopted the 2010 Equity Incentive Plan (the “2010 Plan”).  The 2010 Plan was approved by the Company’s shareholders on May 20, 2010.  In 2000, the Board of Directors approved the American River Bankshares 2000 Stock Option Plan (the “2000 Stock Option Plan”).  The 2000 Stock Option Plan was approved by the shareholders in September 2000.  The intent of the 2010 Plan and the 2000 Stock Option Plan was to provide for performance-related awards for directors, Executives and other key employees.  There will be no new awards issued under the 2000 Stock Option Plan, however, awards outstanding and unexercised remain outstanding until exercised or terminated.

The restricted stock awards made to the Executives during fiscal year 2011 are shown in the Grants of Plan-Based Awards Table on page 29.   The restricted stock awarded in 2011 is subject to certain restrictions, including a five-year vesting period from the date of the award.  Additional information on these stock option and restricted stock awards, including the number of shares subject to each award, also is shown in the Grants of Plan-Based Awards Table.

Awards of equity compensation to the Executives and Directors generally are awarded annually, at the same time as awards to eligible key employees.  Award recommendations are made at Compensation Committee meetings scheduled in advance to meet appropriate deadlines for compensation related decisions. The Compensation Committee then recommends the awards to the full Board of Directors for their approval.  The Company’s practice is that the full Board of Directors approves all equity compensation awards at regularly scheduled meetings.  The meetings are held after the close of the U.S. stock markets and the Board of Directors sets the exercise price for each stock option, or in the case of restricted stock, the total value of the award, using the closing price of the Company’s stock price on the date of the award.

There is a limited term in which the Executive can exercise stock options, known as the option term. The option term is generally ten years from the date of award.  At the end of the option term, the right to purchase any unexercised options expires.  Restricted stock also carries a term.  Typically restricted stock will vest over a five-year period.  Holders of stock options or restricted stock generally forfeit any unvested awards if their employment with the Company terminates.

In certain instances, stock options and restricted stock may vest on an accelerated schedule.  A change of control may trigger accelerated vesting.  In this instance, all unvested options and restricted stock will vest as of the date of the change in control.

Retirement Benefits

The Company offers retirement programs that are intended to supplement the employee’s personal savings and social security.  The programs include the American River Bankshares 401(k) Plan (“401(k) Plan”), the American River Bankshares Deferred Compensation Plan (“Deferred Compensation Plan”) and the Executives are covered under Salary Continuation Plans (“SCP”).  All employees working at least twenty (20) hours per week, including the Executives, are generally eligible to participate in the 401(k) Plan.  Only the Executives and a limited number of selected senior managers are eligible for the Deferred Compensation Plan.  Only the Executives and two senior managers have entered into SCP’s with the Company.

•	American River Bankshares 401(k) Plan

The Company adopted the 401(k) Plan to enable employees to save for retirement through a tax-advantaged combination of employee and Company contributions and to provide employees the opportunity to directly manage their retirement plan assets through a variety of investment options.  The 401(k) Plan allows eligible employees, including the Executives, to elect to contribute from 1% to 100% of their eligible compensation to an investment trust.  Eligible compensation generally means all wages, salaries and fees for services from the Company.  Employee contributions are matched in cash by the Company at the rate of $1.00 per $1.00 of employee contribution for the first 3% and $0.50 per $1.00 of employee contribution for the next 2% of the employee’s salary.  Such contributions vest immediately.  The 401(k) Plan provides for multiple investment options, for which the participant has sole discretion in determining how both the employer and employee contributions are invested. The 401(k) Plan does not provide the employees the option to invest directly in the Company’s common stock.  The 401(k) Plan offers in-service withdrawals in the form of loans, hardship distributions, after-tax account distributions and age 59.5 distributions.  The 401(k) Plan benefits are payable pursuant to the participant’s election in the form of a single lump sum.

•	American River Bankshares Deferred Compensation Plan

Effective May 1, 1998, the American River Bank Deferred Compensation Plan was established for the purpose of providing the Executives and selected senior managers, an opportunity to defer compensation.  Participants may elect to defer annually a minimum of $5,000 or up to a maximum of eighty percent of their base salary and all of their annual cash incentive.  At the time of election to defer compensation, the participants must also elect a distribution method as described in the plan. The plan allows for distribution elections ranging upon reaching a specified age; upon passage of a specified number of years; upon Separation from Service, or upon the earlier or later to occur of (A) Separation from Service or (B) passage of a specified number of years, as elected by the participant.  The participant shall also elect to receive all amounts payable to him or her in a lump sum or in equal monthly installments over a designated period of sixty (60), one hundred twenty (120) or one hundred eighty (180) months.  The Company bears all administration costs, but does not make contributions to the Deferred Compensation Plan.  Effective December 20, 2000, the Deferred Compensation Plan was renamed the American River Bankshares Deferred Compensation Plan.  The Deferred Compensation Plan requires the Company to pay interest on the deferred balances at a rate equal to the five-year U.S. Treasury Bond plus 4.0%, set annually at the beginning of each year.  For 2011, the rate credited was 6.01%.

●	Salary Continuation Plans

In 2003, Salary Continuation Agreements were entered into to provide retirement benefits to Messrs. Taber, Derenzo, and Tow.  The terms of the agreements include the amounts each such Executive will receive upon the occurrence of certain specified events, including formal retirement on or after a specified age. The agreements generally provide for annual retirement benefit payments of One Hundred Thousand Dollars ($100,000) to Mr. Taber and Fifty Thousand Dollars ($50,000) each to Messrs. Derenzo and Tow.  The annual retirement benefit amount is payable in equal monthly installments over a fifteen (15) year period.  In the event of the death of each such Executive, all remaining amounts due are anticipated to be paid to the Executive’s designated beneficiary over the remaining payout period.  Other events which may alter when payment of the annual retirement benefit is to begin, or the amount which is to be paid, include termination following a “change of control,” in which case each such Executive is entitled to receive the annual benefit payment in equal monthly installments for fifteen (15) years beginning with the seventh (7th) month following the termination in connection with the “change of control” equal to Sixty-Four Thousand Nine Hundred and Seventy Dollars ($64,970) for Mr. Taber and Thirty-Two Thousand Four Hundred and Eighty-Five Dollars ($32,485) each for Messrs. Derenzo and Tow.  In 2007, the Company modified these agreements to include an annual vesting provision whereby the annual benefit described above vests at a rate of 8% per year for Mr. Taber and 5% per year for Mr. Derenzo and Mr. Tow, effective January 1, 2007.  If the amount vested is greater than the change of control benefit, then the Executive would be paid the higher amount.

In 2007, the Company entered into a Salary Continuation Agreement to provide retirement benefits to Mr. Bender.  The terms of the agreement include the amounts Mr. Bender will receive upon the occurrence of certain specified events, including formal retirement on or after a specified age. The agreement generally provides for annual retirement benefit payments of Fifty Thousand Dollars ($50,000) to Mr. Bender.  The annual retirement benefit amount is payable in equal monthly installments over a ten (10) year period.  The annual benefit described above vests at a rate of 5% per year.  In the event of Mr. Bender's death, all remaining amounts due are anticipated to be paid to Mr. Bender's designated beneficiary over the remaining payout period.  Other events which may alter when payment of the annual retirement benefit is to begin, or the amount which is to be paid, include termination following a “change of control,” in which case he is entitled to receive the annual benefit payment in equal monthly installments for ten (10) years beginning with the seventh (7th) month following the termination in connection with the “change of control” equal to Thirty-Two Thousand Four Hundred and Eighty-Five Dollars ($32,485).  If the amount vested is greater than the change of control benefit, then he would be paid the higher amount.

In 2003, Bank of Amador and Larry Standing entered into a Director Retirement Agreement.  This agreement was assumed by the Company in conjunction with the Company’s acquisition of Bank of Amador in December 2004, at which time Mr. Standing agreed to waive the acceleration provisions due him at the time of the merger.  The agreement provides annual retirement benefits or service compensation in the amount of $18,000 per year after Mr. Standing’s retirement from the Company.  The annual retirement benefit amount is payable in equal monthly installments over a ten (10) year period.  In the event Mr. Standing dies or is disabled, the agreement provides for the payment of benefits corresponding to specified amounts accrued for the retirement benefits described above.  Effective March 21, 2008, Mr. Standing retired from the Company and in October 2008, Mr. Standing began receiving payments under his Director Retirement Agreement.

In 2004, Bank of Amador and Larry Standing entered into a Salary Continuation Agreement.  This agreement was assumed by the Company in conjunction with the Company’s acquisition of Bank of Amador in December 2004, at which time Mr. Standing agreed to waive the acceleration provisions due him at the time of the merger.  The agreement provides annual retirement benefits or service compensation in the amount of $32,000 per year after Mr. Standing’s retirement from the Company.  Under the agreement, such benefits will also be accelerated and be paid upon a “change of control” of the Company.  The annual retirement benefit amount is payable in equal monthly installments over a ten (10) year period.  In the event of Mr. Standing’s death, amounts due are anticipated to be paid to his designated beneficiary in a lump sum based on a split dollar agreement.  Effective March 21, 2008, Mr. Standing retired from the Company and in October 2008, Mr. Standing began receiving payments under his Salary Continuation Agreement.

Health and Welfare Benefits

The Company offers a variety of health and welfare programs to all eligible employees.  The Executives generally are eligible for the same benefit programs on the same basis as the rest of the broad-based employees.  The health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle.  The health and welfare programs include medical, pharmacy, dental, vision, life insurance, accidental death and disability, paid vacation and personal absence time.  Coverage under the life and accidental death and disability programs offer benefit amounts specific to each Executive.

The Company contributes a set dollar amount for employees, including the Executives, who elect medical coverage based on the coverage tier selected.  For the period October 1, 2010 through September 30, 2011, the Company made the following monthly contributions by coverage tier:  Employee Only, $463; Employee + Spouse, $835.52; Employee + Child(ren), $772.50; and Family, $1,084.09.  For the period October 1, 2011 through September 30, 2012, the Company monthly contributions by coverage tier are as follows:  Employee Only, $502.90; Employee + Spouse, $900.94; Employee + Child(ren), $834.60; and Family, $1,167.54.  Benefit premiums over and above those contributed by the Company are paid by the employees, including the Executives, through payroll deduction.

During 2011, the Company offered a voluntary long-term disability program that provides income replacement to employees and Executives.  Each of the Executives participate in the voluntary plan and are eligible, after a 90-day disability period, to receive benefits at a rate of 60% of their basic monthly earnings up to a maximum of $5,000 until age 65 or recovery per the terms and conditions of the program.  The program is contributory and all employees, including Executives, pay premiums through payroll deduction.

Perquisites and Perquisite Allowance Payments

The Compensation Committee annually reviews the perquisite program and allowances provided to each Executive to determine if adjustments are appropriate.  Mr. Taber is provided a Company owned vehicle for his use to attend various events in the Company’s market area, for business development purposes on behalf of the Company, and for incidental personal use, including commuting to and from his home.  None of the perquisites exceed $10,000 per year.

Change in Control and Termination Benefits

In June 2006, the Company entered into an employment agreement with Mr. Taber.  The agreement provides for an original term of two years subject to automatic one-year extensions thereafter unless terminated in accordance with the terms of the agreement.  The agreement provides for a base salary which is disclosed in the Summary Compensation Table on page 28.  The agreement may be terminated with or without cause, but if the agreement is terminated without cause including, without limitation, automatic termination due to the occurrence of circumstances that make it impossible or impractical for the Company to conduct or continue its business, the loss by the Company of its legal capacity to contract or the Company’s breach of the terms of the agreement, the employee is entitled to receive severance compensation equal to six (6) months of the existing base salary, less applicable withholding deductions (in addition to salary, incentive compensation, or other payments, if any, due the employee).  The agreement further provides that in the event of a “change in control” as defined therein and within a period of two years following consummation of such change in control (i) the employee’s employment is terminated; or (ii) any adverse change occurs in the nature and scope of the employee’s salary or benefits; or (iii) any event occurs which reasonably constitutes a constructive termination of employment, by resignation or otherwise, then the employee will be entitled to receive severance compensation in an amount equal to eighteen (18) months of the employee's annual base salary, less applicable withholding deductions (in addition to salary, incentive compensation, or other payments, if any, due the employee).

In September 2006, the Company entered into employment agreements with Messrs. Derenzo, Tow and Bender.  The agreements have no stated term and can be canceled at any time by the employer or the employee, with or without cause.  The agreements provide a base salary which is disclosed in the Summary Compensation Table on page 28.  The agreements may be terminated with or without cause, but if an agreement is terminated without cause, including, without limitation, automatic termination due to the occurrence of circumstances that make it impossible or impractical for the Company to conduct or continue its business, the loss by the Company of its legal capacity to contract or the Company’s breach of the terms of an agreement, the employee is entitled to receive severance compensation equal to six (6) months of the existing base salary.  The agreements further provide that in the event of a “change in control” as defined therein and within a period of two years following consummation of such change in control (i) the employee’s employment is terminated; or (ii) any adverse change occurs in the nature and scope of the employee’s salary or benefits; or (iii) any event occurs which reasonably constitutes a constructive termination of employment, by resignation or otherwise, then the employee will be entitled to receive severance compensation in an amount equal to twelve (12) months of the employee's annual base salary, less applicable withholding deductions (in addition to salary, incentive compensation, or other payments, if any, due the employee).

COMPENSATION COMMITTEE REPORT

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY’S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE THIS PROXY STATEMENT OR FUTURE FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, IN WHOLE OR IN PART, THE FOLLOWING REPORT SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILING.

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management.  Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Submitted by the Compensation Committee of American River Bankshares Board of Directors:

Charles D. Fite	Michael A. Ziegler	William A. Robotham
Chairman

EXECUTIVE COMPENSATION

The following table shows the cash and non-cash compensation for the years indicated awarded to or earned by individuals who served as our chief executive officer or chief financial officer and each of our three other most highly compensated executive officers.

Summary Compensation Table

Name and Principal Position		Salary ($) (1)	Incentive ($)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($)
David T. Taber,	2011	$275,834	—	$13,109	$—	$88,232	$81,350	$13,126	$474,651
President and Chief	2010	$275,834	—	$41,374	$—	$-0-	$79,712	$12,961	$409,881
Executive Officer	2009	$275,834	—	—	$5,944	$-0-	$58,786	$7,854	$348,418
Mitchell A. Derenzo,	2011	$155,324	—	$4,426	$—	$29,811	$17,194	$6,213	$212,968
Executive Vice President and	2010	$155,324	—	$13,973	$—	$-0-	$16,270	$6,213	$191,780
Chief Financial Officer	2009	$155,324	—	—	$2,840	$-0-	$14,408	$6,213	$176,785
Douglas E. Tow,	2011	$155,324	—	$4,426	$—	$29,811	$31,951	$6,213	$227,725
Executive Vice President and	2010	$155,324	—	$13,973	$—	$-0-	$29,957	$6,226	$205,480
Chief Credit Officer	2009	$155,324	—	—	$2,840	$-0-	$24,783	$6,213	$189,160
Kevin B. Bender,	2011	$155,324	—	$4,426	$—	$29,811	$9,474	$6,213	$205,248
Executive Vice President and	2010	$155,324	—	$13,973	$—	$-0-	$8,500	$3,856	$181,653
Chief Operating Officer	2009	$128,544	—	—	$2,840	$-0-	$7,610	$4,499	$143,493

(1)	Includes amounts deferred at the discretion of the Executive pursuant to the American River Bankshares 401(k) Plan and the American River Bankshares Deferred Compensation Plan, as applicable.
(2)
The amount reported in this column represents the fair value of restricted stock awarded during the years shown in accordance with FASB ASC Topic 718.  Please refer to footnote 2 to our audited financial statements included in our annual report to shareholders for the year ended December 31, 2011 for a discussion of the assumptions related to the calculation of such value.  During 2011, Mr. Taber was awarded 2,497 shares of restricted stock and Messrs. Derenzo, Tow, and Bender were each awarded 843 shares of restricted stock.   During 2010, Mr. Taber was awarded 5,919 shares of restricted stock and Messrs. Derenzo, Tow, and Bender were awarded 1,999 shares of restricted stock.

(3)
The amount reported in this column represents the fair value of stock options awarded during the years shown in accordance with FASB ASC Topic 718.  Please refer to footnote 2 to our audited financial statements included in our annual report to shareholders for the year ended December 31, 2011 for a discussion of the assumptions related to the calculation of such value.  There were no stock options awarded in 2011 or 2010.

(4)	Incentive compensation, if any, is listed in the year earned, although actually paid in following year.
(5)
The amounts in this column represent the increase in the actuarial net present value of all future retirement benefits under the individual’s salary continuation plan and the above-market or preferential earnings on any nonqualified compensation.  The above-market rate is determined by using the amount above 120% of the federal long-term rate.  For 2011, the interest rate credited was 6.01% and the market rate was determined to be 4.37%.  The individuals may not be entitled to the benefit amounts included as the salary continuation plan is not fully vested (see description of the salary continuation plans on page 25) and the deferred compensation plan is not funded.

(6)	Amounts include 401(k) matching contributions and, in the case of Mr. Taber, the use of a Company-owned vehicle.

GRANTS OF PLAN-BASED AWARDS

The following table summarizes the equity awards that were made pursuant to the Company’s 2010 Equity Incentive Plan (the “2010 Plan”) to the Company's executive officers named in the Summary Compensation Table in the fiscal year ended December 31, 2011.  Shareholders approved the 2010 Stock Option Plan on May 20, 2010.  All of the awards (consisting solely of restricted stock awards) were made on August 17, 2011, based on achievement of 2010 corporate and personal performance objectives.  All restricted stock awards listed below vest ratably over a five-year period.  Restricted stock awards may become fully vested in the event of a change of control as defined in the 2010 Plan.  The Company also has a 2000 Stock Option Plan (the “2000 Stock Option Plan”).  The 2000 Stock Option Plan was approved by the shareholders in September 2000.  No new awards can be issued under the 2000 Stock Option Plan, however, awards outstanding and unexercised remain outstanding until exercised or terminated.  The Company does not have any other equity based plans.

Grants of Plan-Based Awards Table

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh) (1)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Name (3)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

David T. Taber	8/17/2011	—	—	—	—	—	—	2,497	—	—	$13,109

Mitchell A. Derenzo	8/17/2011	—	—	—	—	—	—	843	—	—	$4,426

Douglas E. Tow	8/17/2011	—	—	—	—	—	—	843	—	—	$4,426

Kevin B. Bender	8/17/2011	—	—	—	—	—	—	843	—	—	$4,426

(1)
It is the Company’s policy that the exercise price for each stock option and the per share value for restricted stock awards is the market value of the Company’s common stock based on the closing price on the date of the award.  There is no dollar amount of consideration paid by the Executive on the award or vesting date of restricted stock.

(2)
The amount reported in this column represents the fair value of restricted stock awarded during the years shown in accordance with FASB ASC Topic 718.  Please refer to footnote 2 to our audited financial statements included in our annual report to shareholders for the year ended December 31, 2011 for a discussion of the assumptions related to the calculation of such value.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows the outstanding stock options and restricted stock awards under the Company’s 2000 Stock Option Plan and the 2010 Equity Incentive Plan held at the end of fiscal year 2011 by the executive officers named in the Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards							Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (10)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Exercisable		Unexercisable
David T. Taber	8,613	(1)	—	(1)	—	$11.67	3/19/2013	4,736	(8)	$21,549	—	—
	8,613	(2)	—	(2)	—	$16.79	4/21/2014	2,479	(9)	$11,361	—	—
	8,613	(3)	—	(3)	—	$18.23	9/21/2015	—		—	—	—
	8,613	(4)	—	(4)	—	$24.02	3/15/2016	—		—	—	—
	6,890	(5)	1,723	(5)	—	$23.40	2/21/2017	—		—	—	—
	5,168	(6)	3,446	(6)	—	$16.19	2/20/2018	—		—	—	—
	3,446	(7)	5,168	(7)	—	$8.50	2/18/2019	—		—	—	—
Mitchell A. Derenzo	4,114	(1)	—	(1)	—	$11.67	3/19/2013	1,600	(8)	$7,280	—	—
	4,114	(2)	—	(2)	—	$16.79	4/21/2014	843	(9)	$3,836	—	—
	4,114	(3)	—	(3)	—	$18.23	9/21/2015	—		—	—	—
	4,114	(4)	—	(4)	—	$24.02	3/15/2016	—		—	—	—
	3,292	(5)	823	(5)	—	$23.40	2/21/2017	—		—	—	—
	2,470	(6)	1,646	(6)	—	$16.19	2/20/2018	—		—	—	—
	1,646	(7)	2,470	(7)	—	$8.50	2/18/2019	—		—	—	—
Douglas E. Tow	4,114	(1)	—	(1)	—	$11.67	3/19/2013	1,600	(8)	$7,280	—	—
	4,114	(2)	—	(2)	—	$16.79	4/21/2014	843	(9)	$3,836	—	—
	4,114	(3)	—	(3)	—	$18.23	9/21/2015	—		—	—	—
	4,114	(4)	—	(4)	—	$24.02	3/15/2016	—		—	—	—
	3,292	(5)	823	(5)	—	$23.40	2/21/2017	—		—	—	—
	2,470	(6)	1,646	(6)	—	$16.19	2/20/2018	—		—	—	—
	1,646	(7)	2,470	(7)	—	$8.50	2/18/2019	—		—	—	—
Kevin B. Bender	3,347	(1)	—	(1)	—	$11.67	3/19/2013	1,600	(8)	$7,280	—	—
	3,827	(2)	—	(2)	—	$16.79	4/21/2014	843	(9)	$3,836	—	—
	4,114	(3)	—	(3)	—	$18.23	9/21/2015	—		—	—	—
	4,114	(4)	—	(4)	—	$24.02	3/15/2016	—		—	—	—
	3,292	(5)	823	(5)	—	$23.40	2/21/2017	—		—	—	—
	2,470	(6)	1,646	(6)	—	$16.19	2/20/2018	—		—	—	—
	1,646	(7)	2,470	(7)	—	$8.50	2/18/2019	—		—	—	—

(1)	These stock options vest at a rate of 20% per year; 100% were vested as of March 19, 2008.
(2)	These stock options vest at a rate of 20% per year; 100% were vested as of April 21, 2009.
(3)	These stock options vest at a rate of 20% per year; 100% were vested as of September 21, 2010.
(4)	These stock options vest at a rate of 20% per year; 100% were vested as of March 15, 2011.
(5)	These stock options vest at a rate of 20% per year; 80% were vested as of February 21, 2011 with the remaining vesting to occur on February 21, 2012.
(6)	These stock options vest at a rate of 20% per year; 60% were vested as of February 20, 2011 with the remaining vesting to occur on February 20, 2012 and 2013.
(7)	These stock options vest at a rate of 20% per year; 40% were vested as of February 18, 2011 with the remaining vesting to occur on February 18, 2012, 2013 and 2014.
(8)	These restricted stock awards vest at a rate of 20% per year; with remaining vesting dates of July 21, 2012, 2013, 2014 and 2015.
(9)	These restricted stock awards vest at a rate of 20% per year, with vesting dates of August 17, 2012, 2013, 2014, 2015 and 2016.
(10)	Market value is $4.55 per share and is based on the closing price of the Company’s common stock price on December 31, 2011.

OPTION EXERCISES AND STOCK VESTED

The following table summarizes information with respect to stock option awards exercised during fiscal year 2011 and the amount of restricted stock vested during fiscal year 2011 for each of the executive officers named in the Summary Compensation Table.

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David T. Taber	—	—	1,183	$7,216
Mitchell A. Derenzo	—	—	399	$2,434
Douglas E. Tow	—	—	399	$2,434
Kevin B. Bender	—	—	399	$2,434

PENSION BENEFITS

The following table summarizes information with respect to each plan that provides for payments or other benefits at, following, or in connection with the retirement of any of the executive officers named in the Summary Compensation Table.

Pension Benefits Table
Name	Plan Name (1)	Number of Years Credited Service (#) (2)	Present Value of Accumulated Benefit ($) (3)	Payments During Last Fiscal Year ($)
David T. Taber	Salary Continuation Plan	7.4	$272,408	—
Mitchell A. Derenzo	Salary Continuation Plan	7.4	$69,872	—
Douglas E. Tow	Salary Continuation Plan	7.4	$156,632	—
Kevin B. Bender	Salary Continuation Plan	5.0	$38,428	—

(1)	The salary continuation plans are more fully described on Page 25 of this proxy statement.
(2)	Years of credited service represents the number of years the executive officer has participated in the pension benefit plan. Normal retirement age is 65.
(3)	Includes amounts which the executive officer may not be currently entitled to receive because the salary continuation plans are only partially vested.

NONQUALIFIED DEFERRED COMPENSATION

The Deferred Compensation Plan was established for the purpose of providing the executive officers and selected senior managers, an opportunity to defer compensation.  Participants may elect to defer annually, a minimum of $5,000 or a maximum of eighty percent of their base salary and all of their annual cash incentives.

The following table summarizes information for the fiscal year 2011 with respect to participation in the Deferred Compensation Plan, (the Company’s only nonqualified deferred compensation plan) of the executive officers named in the Summary Compensation Table.

Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year ($) (3)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($) (1) (3)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($) (2) (3)
David T. Taber	—	—	$90,550	—	$1,556,154
Mitchell A. Derenzo	$18,000	—	$15,720	—	$279,523
Douglas E. Tow	—	—	$15,623	—	$268,484
Kevin B. Bender	—	—	—	—	—

(1)	Earnings credited to the accounts are based upon the terms of the Deferred Compensation Plan, which is equal to the five-year U.S. Treasury Note plus 4.0%. The rate credited for 2011 was 6.01%.
(2)	The Deferred Compensation Plan is an unfunded plan. For more information on the Deferred Compensation Plan, please see page 24.
(3)
Amounts included in the contributions and earnings columns and the aggregate balance at last fiscal year end are reported as compensation to the executive in the Summary Compensation Table for the years indicated.

EQUITY COMPENSATION PLAN INFORMATION

The chart below summarizes information under which shares of the Company’s common stock are authorized for issuance through the 2010 Equity Incentive Plan and the 2000 Stock Option Plan as of December 31, 2011.  Both the 2010 Equity Incentive Plan and the 2000 Stock Option Plan were approved by the Company’s shareholders.  The Company has no other equity compensation plan and there are no warrants or other rights outstanding that would result in the issuance of shares of the Company’s common stock.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	358,198	(1)	$17.25	1,431,453	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	358,198		$17.25	1,431,453

(1)
Represents shares reserved but unissued under the 2000 Stock Option Plan.  The 2000 Stock Option Plan terminated the award of stock options on April 25, 2010.  No new award of stock options can be made under this 2000 Stock Option Plan and any shares reserved will either be exercised or will be forfeited.  As of December 31, 2011, there were no stock options awarded under the 2010 Equity Incentive Plan.

(2)
Represents shares that were eligible for award as of December 31, 2011 under the 2010 Equity Incentive Plan.  This amount does not include 32,078 shares of restricted stock that were awarded but have not yet vested.

TRANSACTIONS WITH RELATED PERSONS

The Company has a policy that it does not enter into any transactions covered under Item 404 of Regulation S-K with the exception of loans made by the Company’s subsidiary, American River Bank, (see “Indebtedness of Management” immediately following this section) and a lease transaction that was entered into in 1985, and subsequently renewed, with Bradshaw Plaza, Associates, Inc., a California corporation doing business as Bradshaw Plaza, which is owned in part by Charles D. Fite, a director of the Company, in addition to ownership by other family members.  American River Bank leases the premises at 9750 Business Park Drive, Sacramento, California and uses the premises for one of its branch locations.  The lease term is 10 years and expires on November 30, 2016, subject to extension for one five-year option term.  The premises consist of 3,711 square feet on the ground floor.  The current monthly rent is $7,979.  The approximate aggregate rental payments for the period from January 1, 2011 through the lease term expiring on November 30, 2016 will be $474,266.  The Board of Directors has evaluated this transaction and the lease relationship and has determined that is does not impair the independence of Mr. Fite, as defined under applicable NASDAQ listing rules.  The Board of Directors also determined that they would not expand the existing lease relationship nor would they enter into any new leases for any location other than the current location with Mr. Fite or any of his related companies.

Other than the lease transaction with Director Fite, there have been no transactions, or series of similar transactions, during 2011, or any currently proposed transaction, or series of similar transactions, to which American River Bankshares or American River Bank was or is to be a party, in which the amount involved exceeded or will exceed $120,000 and in which any director, director-nominee or executive officer of American River Bankshares or American River Bank, any shareholder owning of record or beneficially 5% or more of American River Bankshares common stock, or any member of the immediate family of any of the foregoing persons, had, or will have, a direct or indirect material interest.

Indebtedness of Management

American River Bankshares, through American River Bank, has had, and expects in the future to have banking transactions in the ordinary course of its business with many of American River Bankshares’ directors and officers and their associates, including transactions with corporations of which such persons are directors, officers or controlling shareholders, on substantially the same terms (including interest rates and collateral) as those prevailing for comparable transactions with unrelated persons.  Management believes that in 2011 such transactions comprising loans did not involve more than the normal risk of collectability or present other unfavorable features.  Loans to executive officers of American River Bankshares and American River Bank are subject to limitations as to amount and purposes prescribed in part by the Federal Reserve Act, as amended, and the regulations of the Federal Deposit Insurance Corporation.

PROPOSAL NO. 2

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm of Perry-Smith LLP (“Perry-Smith”) served the Company as its independent registered public accountants and auditors for the fiscal year ended December 31, 2010.  Perry-Smith combined with Crowe Horwath LLP (“Crowe”) as of November 1, 2011, and Crowe served the Company as its independent registered public accountants and auditors for the fiscal year ended December 31, 2011, at the direction of the Audit Committee and the Board of Directors of the Company.  Neither Crowe nor Perry-Smith has any interests, financial or otherwise, in the Company.  The services rendered by Crowe and Perry-Smith during the 2011 and 2010 fiscal years were audit services, consultation in connection with various accounting matters, and preparation of the Company’s income tax returns.

The table below summarizes the services rendered to the Company by Crowe and Perry-Smith during and for the 2011 and 2010 fiscal years.

	2011	2010
Audit Fees (1)	$184,000	$190,000
Audit-Related Fees (2)	$12,900	$13,000
Tax Fees (3)	$20,500	$20,500
All Other Fees (4)	$—	$2,800
Total Accounting Fees	$217,400	$226,300

(1)
Audit fees consisted of services rendered by Crowe and Perry-Smith for the audit of the Company's consolidated financial statements included in the Annual Report on Form 10-K and for reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for fiscal years 2011 and 2010.

(2)	Audit-related fees represent fees for professional services in connection with the audit of the Company’s 401(k) plan.

(3)	Tax fees consisted principally of services rendered by Crowe and Perry-Smith for assistance relating to tax compliance and reporting for fiscal years 2011 and 2010.

(4)	All other fees consist primarily of professional services related to consultation.

The Audit Committee approved each professional service rendered by Crowe and Perry-Smith during the 2011 and 2010 fiscal years and considered whether the provision of such services is compatible with Crowe and Perry-Smith maintaining its independence.  The approval of such professional services included pre-approval of all audit and permissible non-audit services provided by Crowe and Perry-Smith.  These services included audit, tax and other services described above.  The Audit Committee Charter attached as ANNEX C includes a policy of pre-approval of all services provided by the Company’s independent registered public accountants.  The Audit Committee approved one hundred percent (100%) of all such professional services provided by Crowe and Perry-Smith during the 2011 and 2010 fiscal years.  It is anticipated that one or more representatives of Crowe will be present at the Meeting and will be able to make a statement if they so desire and answer appropriate questions.

The ratification of the selection of Crowe as the Company's independent registered public accountants requires approval of a majority of the total number of shares voting at the Meeting.  In the event such selection is not ratified, the adverse vote will be deemed to be an indication to the Board of Directors that it should consider selecting other independent registered public accountants for the fiscal year ended December 31, 2012.  Because of the difficulty and expense of making any substitution of accounting firms after the beginning of the current year, it is the intention of the Board of Directors that the selection of Crowe for the fiscal year ended December 31, 2012 will remain in effect; however, the Board of Directors also retains the power to select another independent registered public accounting firm to replace the accountants ratified by the shareholders in the event the Board of Directors determines that the interests of the Company and its shareholders require such a change.

Recommendation of Management

The Board of Directors has selected Crowe Horwath LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 and recommends that shareholders vote “FOR” the ratification of the selection of Crowe Horwath LLP.

AUDIT COMMITTEE REPORT

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY’S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE THIS PROXY STATEMENT OR FUTURE FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, IN WHOLE OR IN PART, THE FOLLOWING REPORT SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILING.

The Audit Committee consists of the following members of the Company’s Board of Directors: Robert J. Fox (Audit Committee Financial Expert), Roger J. Taylor, D.D.S., and William A. Robotham (Chairman).  Each such member of the Audit Committee is “independent” as defined under applicable NASDAQ listing rules.

The Audit Committee operates under a written charter adopted by the Board of Directors, which among other matters, delineates the responsibilities of the Audit Committee.  The Audit Committee’s responsibilities include responsibility for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accountants engaged (including resolution of disagreements between management and the independent registered public accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.  The Company’s independent registered public accountants report directly to the Audit Committee.  The written Audit Committee charter adopted by the Board of Directors is attached to this proxy statement as ANNEX C.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2011 with management and Crowe Horwath LLP, the Company’s independent registered public accountants.  The Audit Committee has also discussed with Crowe Horwath LLP, the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards) as may be modified or supplemented.  The Audit Committee has also received the written disclosures and the letter from Crowe Horwath LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent public accountants’ communications with the Audit Committee concerning independence and the Audit Committee has discussed the independence of Crowe Horwath LLP with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the Securities and Exchange Commission.

Robert J. Fox	Roger J. Taylor, D.D.S.	William A. Robotham

PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) provides shareholders with the opportunity to vote on an advisory (non-binding) basis, to approve the compensation of our named executive officers as further described in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement, including the related compensation tables and narrative discussion. This proposal, commonly known as a “Say on Pay” proposal, provides our shareholders the opportunity to express their views on our executive compensation program, as it relates to our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.

We ask our shareholders to indicate their support for our executive compensation program for our named executive officers and vote “FOR” the following resolution at the Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the discussion in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement and the related compensation tables and narrative discussion.”

Because your vote is advisory, it will not be binding upon the Board of Directors or the Compensation Committee and may not be construed as overruling any decision by the Board or the Compensation Committee. However, the Board of Directors and the Compensation Committee may, in their respective sole discretion, take into account the outcome of the vote when considering future executive compensation arrangements.

Shareholders are encouraged to carefully review the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement and the related compensation tables and narrative discussion for a detailed discussion of the Company’s executive compensation program for our named executive officers.

Recommendation of Management

The Board of Directors unanimously recommends a vote “FOR” the approval of Proposal No. 3 and the compensation for our named executive officers.

ANNUAL REPORT

The Annual Report of the Company containing audited financial statements for the fiscal year ended December 31, 2011 is being made available to shareholders simultaneously with this proxy statement.

ANNUAL DISCLOSURE STATEMENT

American River Bank has prepared an Annual Disclosure Statement as required by FDIC regulations, a copy of which may be obtained upon written request to Stephen H. Waks, Secretary, American River Bankshares, 3100 Zinfandel Drive, Suite 450, Rancho Cordova, CA 95670.

 FORM 10-K

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, IS AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO STEPHEN H. WAKS, SECRETARY, AMERICAN RIVER BANKSHARES, 3100 ZINFANDEL DRIVE, SUITE 450, RANCHO CORDOVA, CA 95670.

WEBSITE

Information regarding the Company may be obtained from the Company’s website at www.amrb.com.  Copies of the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and Section 16 reports by Company insiders, including exhibits and amendments thereto, are available free of charge on the Company’s website as soon as they are published by the Securities and Exchange Commission through a link to the reporting system maintained by the Securities and Exchange Commission. To access Company filings, select the “SEC Filings” menu item on the Company website, then select either “SEC Filings” to view or download copies of reports including Form 10-K, 10-Q or 8-K, or “Section 16 Reports” to view or download reports on Forms 3, 4 or 5 of insider transactions in Company securities.

SHAREHOLDERS' PROPOSALS

The 2013 Annual Meeting of Shareholders will be held on May 16, 2013.  The deadline for shareholders to submit proposals for inclusion in the proxy statement and form of proxy for the 2013 Annual Meeting of Shareholders is December 8, 2012.  Management of the Company will have discretionary authority to vote proxies obtained by it in connection with any shareholder proposal not submitted on or before the deadline.  All proposals should be submitted by Certified Mail - Return Receipt Requested, to Stephen H. Waks, Secretary, American River Bankshares, 3100 Zinfandel Drive, Suite 450, Rancho Cordova, CA 95670.

OTHER MATTERS

The Board of Directors knows of no other matters, which will be brought before the Meeting, but if such matters are properly presented to the Meeting, proxies solicited hereby will be voted in accordance with the discretion of the persons holding such proxies.  All shares represented by duly executed proxies will be voted at the Meeting in accordance with the terms of such proxies.

Dated: April 5, 2012	AMERICAN RIVER BANKSHARES

By:
Stephen H. Waks
Corporate Secretary

ANNEX A

AMERICAN RIVER BANKSHARES

BOARD OF DIRECTORS

NOMINATING COMMITTEE CHARTER

I.             Membership

The Board of Directors of American River Bankshares (the “Company”), upon recommendation of the Chair of the Company, shall appoint a Nominating Committee of at least three (3) members and shall designate one member as chairperson.  The members of the Nominating Committee shall serve at the discretion of the Board of Directors.  The members of the Nominating Committee must be independent directors and their independence shall be determined in accordance with applicable rules of the Securities and Exchange Commission and the NASDAQ Marketplace rules.

II.            Purpose

The purpose of the Nominating Committee is to assist the Board of Directors by (a) establishing criteria for candidates and identifying, evaluating and recommending candidates, including candidates proposed by shareholders, for election to the Board of Directors, and (b) periodically reviewing and making recommendations on the composition of the Board of Directors.

III.           Nomination Process

1.
Candidates shall be evaluated based on the criteria established by the Nominating Committee which may include (a) satisfactory results of any background investigation, (b) experience and expertise, (c) financial resources, (d) time availability, (e) community involvement, and (f) such other criteria as the Nominating Committee may determine to be relevant.  Candidates selected for consideration as nominees must meet with the Nominating Committee and thereafter with the Board of Directors.

2.
Any candidate nominated for election to the Board of Directors must (a) be recommended to the Board of Directors by the unanimous vote of approval of the members of the Nominating Committee and (b) receive a majority of votes in favor of nomination from independent members of the Board of Directors.  Directors who are not independent shall not vote, but may be present.

3.
Each candidate recommended by the Nominating Committee shall be required to complete one or more questionnaires and provide such additional information as the Nominating Committee shall deem necessary or appropriate.  Such information shall include a personal financial statement and a background investigation using an outside firm which shall, among other matters, (a) verify the accuracy of information provided by the candidate including that the name and social security number is consistent with other information provided, (b) conduct a review of criminal history records, and (c) verify addresses associated with the applicant and identification of persons with whom the applicant has shared addresses.

4.
The Nominating Committee considers diversity in identifying director nominees including differences of viewpoint, professional experience, education and skill that contributes to Board heterogeneity in addition to considerations of race, gender and national origin.  The effectiveness of the full Board is measured through each director's participation and contribution in freely open, give and take discussions that enables the entire Board to function well as a unit.

5.
Each existing member of the Board of Directors whose term is ending must be reviewed for recommendation for re-election by the Nominating Committee.  This review will include review of attendance, participation, continuing education, investment in shares, business development and community involvement.  In lieu of the information required to be provided by new candidates for election to the Board of Directors described above in paragraph 3, the Nominating Committee may rely upon the information contained in the most recent annual Directors and Officers Questionnaire completed by the existing member of the Board of Directors, subject to such updated information as the Nominating Committee may deem appropriate.

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6.	Nominations for existing members of the Board of Directors must receive a majority of votes in favor of nomination from the other independent directors.

IV.	Frequency of Meetings

The Nominating Committee shall meet at such times as it may deem appropriate, but not less frequently than annually.

V.	Conflicts

Any conflicts between the provisions of this Charter and the provisions of the Company’s bylaws shall be resolved in favor of the bylaw provisions and nothing contained herein shall be construed as an amendment of the Company’s bylaws.

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ANNEX B
AMERICAN RIVER BANKSHARES

COMPENSATION COMMITTEE CHARTER

1.           Membership. The Board of Directors of American River Bankshares (the “Company”), upon recommendation of the Chair of the Company, shall appoint a Compensation Committee of at least three (3) members, consisting entirely of independent directors, and shall designate one member as chairperson. The members of the Compensation Committee shall serve at the discretion of the Board of Directors. For purposes hereof, an “independent” director is a director who qualifies as independent under the definition of “independence” contained in applicable rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002 and the NASDAQ listing rules.

2.           Purposes, Duties and Responsibilities. The purpose of the Compensation Committee is to discharge the responsibilities of the Board of Directors relating to compensation of the Company's executive officers  (the “Executives”) and directors, and in the case of stock options, this would include other key employees.  It is also its responsibility to review and approve the annual report on compensation for inclusion in the Company's proxy statement for the annual meeting of shareholders under the caption, “Compensation Committee Report.” The duties and responsibilities of the Compensation Committee are to:

A.
Provide oversight to the Company’s overall compensation incentives, strategies and objectives pursuant to the goals and targets set by the Company including, but not limited to, assessment of the risks, if any, to the Company from such compensation incentives, strategies and objectives and whether any risks are presented thereby which are reasonably likely to have a material adverse effect on the Company.  If the Compensation Committee determines that any risks are presented which are reasonably likely to have a material adverse effect, then the Compensation Committee will recommend to the Board of Directors alternative compensation incentives, strategies and objectives intended to mitigate such risks.

B.
Review and recommend to the Board of Directors, changes to the structure and design of the compensation elements for the Executives including: annual base salary, annual cash incentives, long-term equity incentives, retirement plans (401(k), deferred compensation, and salary continuation plans), and change in control benefits and severance.

C.
Review and recommend to the Board of Directors, changes in the structure and design of the compensation elements for the Board of Directors of the Company and subsidiary(ies) and any committees thereof, including cash (meeting fees, retainers), long-term equity incentive plans and the Director Emeritus Program.

D.	Review and recommend to the Board of Directors, the appropriate peer group to be used in benchmarking executive and board compensation.

E.
Recommend annually to the Board of Directors, the compensation of the Chief Executive Officer (“CEO”), including base salary, annual cash incentive opportunity and changes to other compensation elements.

F.
Recommend annually to the Board of Directors, the compensation of other executive officers based on the recommendation of the CEO including base salary, annual cash incentive opportunity and changes to other compensation elements.

G.	Recommend to the Board of Directors the performance metrics and weights of each as required by the Company’s Executive Annual Incentive Plan.

H.	Recommend to the Board of Directors, changes to Company Board member and/or subsidiary Board member compensation.

I.	Recommend to the Board of Directors, annual equity grants to the Executives, board members and other key employees, pursuant to Board of Directors approved option granting methodology.

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J.	Recommend to the Board of Directors, additions to personnel covered by the Company’s Deferred Compensation Plan.

K.	Recommend to the Board of Directors, employment and/or severance agreements for the Executives.

L.	Periodically review and recommend to the Board of Directors, changes to Executive retirement benefits, employment agreements, and change in control benefits and severance plans.

M.
Periodically review the Company succession plans relating to positions held by the Executives and make recommendations to the Board of Directors regarding the process for selecting the individuals to fill these positions.

N.	Evaluate the CEO’s performance relative to the goals and objectives of the Company and discuss evaluations of other executive officers with the CEO.

O.	Annually review and recommend changes deemed necessary to the Compensation Committee Charter.

P.
Prepare and submit an appropriate “Compensation Committee Report” pursuant to applicable regulations of the Securities and Exchange Commission for inclusion in the management proxy statement for each annual meeting of shareholders, stating, among other matters, whether (i) the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and (ii) the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in such proxy statement and the Company’s Annual Report on Form 10-K.

Q.
Perform such other duties and responsibilities as it may be required by the rules and regulations that govern the Company that are consistent with the purpose of the Compensation Committee, or as the Board of Directors may deem appropriate.

3.           Subcommittees. The Compensation Committee may delegate any of the foregoing duties and responsibilities to a subcommittee of the Compensation Committee consisting of not less than two (2) members of the Compensation Committee.

4.           Advisors and Consultants. The Compensation Committee, subject to prior approval of the Board, will have the authority to retain, at the expense of the Company, such outside legal, accounting, consultants, and other experts and advisors, as it determines would be appropriate, to assist the Compensation Committee in the full performance of its functions.  The Compensation Committee shall have full delegated authority to retain and terminate any compensation consultant used to assist the Committee in the evaluation of the directors, Chief Executive Officer or other executives, and to approve the consultant's fees and the terms and conditions applicable to the services of the consultant.

5.           Meetings.   The Compensation Committee will meet as often as may be deemed necessary or appropriate, in the judgment of its Chairperson, either in person or telephonically, and at such times and places as the Compensation Committee determines, but in no event less frequently than three times per year. A majority of the members of the Compensation Committee shall constitute a quorum for all purposes. The CEO is an invited guest to the Compensation Committee meetings and can be present at discussions regarding compensation matters relative to non-CEO executive officers or directors.  The CEO cannot be present during deliberations or vote on CEO or non-CEO executive officer compensation matters.

The Compensation Committee Chairperson may also invite consultants or other members of management to attend any meeting and provide pertinent information as necessary. The Compensation Committee will report regularly to the full Board with respect to the meetings and activities of the Compensation Committee described in this Charter.

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ANNEX C

AMERICAN RIVER BANKSHARES

AUDIT COMMITTEE CHARTER

PURPOSE

The Audit Committee (“Committee”) is appointed by the Board of Directors to assist the Board of Directors, among other matters, in monitoring the following:

1. The integrity of the Company’s financial statements, financial reporting processes and internal controls regarding finance, accounting, regulatory and legal compliance;

2. The independence, qualifications and performance of the Company’s Independent Registered Public Accounting Firm (“independent public accountants”);

3. The performance of the Company’s independent internal control, loan and compliance auditors;

4. Communications among the independent public accountants, management, independent internal control auditors, and the Board of Directors; and

5. Procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

COMMITTEE MEMBERSHIP

The Committee shall be comprised of at least three directors.  Each member of the Committee shall have the following attributes, subject to permissible exceptions:

1. Independence, as defined in applicable rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002, and applicable NASDAQ listing rules, including that a member shall not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and

2. The ability to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement.

At least one member of the Committee shall be an “Audit Committee Financial Expert” as defined in the rules promulgated by the Securities and Exchange Commission, or in the event that no member of the Committee qualifies as an Audit Committee Financial Expert, at least one member of the Committee shall be “financially sophisticated” as defined in applicable NASDAQ listing rules.  The members of the Committee shall be appointed by the Board of Directors and serve at the pleasure of the Board of Directors.

MEETINGS

The Committee shall meet as often as it determines necessary, but not less frequently than quarterly each fiscal year. The Committee shall meet periodically with the Company’s management, independent public accountants and independent internal control, loan and compliance auditors.

The Committee may request any officer or employee of the Company, or the Company’s counsel, or independent public accountants, or independent internal control, loan and compliance auditors, to attend a meeting of the Committee or to meet with any members of, or advisors to, the Committee.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

The Committee, in its capacity as a committee of the Board of Directors, shall be directly responsible for the appointment of the independent public accountants (subject, if applicable, to shareholder ratification) and for the retention, compensation and oversight of the work of the independent public accountants (including resolution of disagreements between management and the independent public accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.  The independent public accountant shall report directly to the Committee.

The Committee shall pre-approve all audit services and permissible non-audit services to be performed for the Company by the independent public accountants, subject to any permitted exceptions for pre-approval of non-audit services pursuant to rules and regulations of the Securities and Exchange Commission and/or NASDAQ.

The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors.  The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent public accountants for the purpose of preparing or issuing an audit report or performing other audit, review or attest services and to any other advisors employed by the Committee.

The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

The Committee shall make regular reports to the Board of Directors.  The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval.

The Committee, to the extent required by applicable rules or regulations of the Securities and Exchange Commission and/or NASDAQ, or as the Committee deems necessary or appropriate, shall perform the following:

1.Financial Statement and Disclosure Matters

(a) Review with management and the independent public accountants the annual audited financial statements, including disclosures made in the Company’s Annual Report on Form 10-K.

(b) Review with management, the independent public accountants, the independent internal control auditors and Company counsel any certification provided by management related to the Company’s financial statements.  Review with management, the independent public accountants, and the independent internal control auditors management’s assertion regarding the design effectiveness and operation efficiency of the Company’s internal controls over financial reporting and compliance with the applicable laws and regulations.

(c) Review with management and the independent public accountants significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any material issues as to the adequacy of the Company’s internal controls and any actions taken or adopted in light of material control deficiencies.

(d) Review a report by the independent public accountants concerning (i) all critical accounting policies and practices to be used; (ii) alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent public accountants; and (iii) any other material written communications between the independent public accountants and the Company’s management.

(e) Review with management and the independent public accountants the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

(f)  Review with management the Company’s major financial risk exposures and the actions management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

(g) Review with the independent public accountants (i) the matters required to be discussed by the Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards), as modified or supplemented; (ii) the letter from the independent public accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and the independence of the independent public accountants related thereto; and (iii) matters relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

(h) Review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

2.Independent Public Accountant Oversight

(a) Review the length of time the lead and concurring partner of the independent public accountants team has been engaged to audit the Company.

(b) On an annual basis, the Committee shall review and discuss with the independent public accountants (i) all relationships they have with the Company that could impair the independent public accountant’s independence, (ii) the independent public accountant’s internal quality control procedures, and (iii) any material issues raised by the most recent internal quality control review or peer review of the independent public accountant’s firm or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent public accountant’s firm, and the steps taken to deal with those issues.

(c) Ensure the rotation of the lead audit partner of the independent public accountants having primary responsibility for the Company’s audit and the audit partner responsible for reviewing the audit to the extent required by applicable law or regulation.

(d) Prohibit, to the extent required by applicable law or regulation, the hiring of any employee of the independent public accountants who was engaged on the Company’s account and who would be employed by the Company in a financial reporting oversight role.

(e) Meet with the independent public accountants prior to the Company’s audit to discuss the planning and staffing of the audit.

3.Internal Audit Oversight

(a) Approve the appointment and replacement of the independent firm of independent internal control auditors; including the independence and authority of the auditors’ reporting obligations.

(b) Review significant reports to management prepared by the auditors and management’s responses.

(c) Review with the auditors and management the auditors’ responsibilities, budget and staffing and any recommended changes in the planned scope of the independent internal control audit.

(d) Review the audit scope and audit staffing plan and discuss the completeness of coverage and effective use of audit resources with both the auditors and the independent public accountants.

(e) Review with the auditors a progress report on the internal audit plan and any significant changes with explanations for any changes from the original plan.

(f)  Receive confirmation from both the auditors and the independent public accountants that no limitations have been placed on the scope or nature of their audit process or procedures.

4. Compliance and Internal Control Oversight

(a) Review reports and disclosures of insider and affiliated party transactions.

(b) Review with management and the independent public accountants any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s internal controls, financial statements or accounting policies.

(c) Review legal matters that may have a material impact on the financial statements or the Company’s compliance policies with the Company’s counsel.

(d) Review the adequacy and effectiveness of the Company’s internal controls and security matters with management, the independent internal control auditors and the independent public accountants.

DIRECTIONS TO ANNUAL MEETING OF SHAREHOLDERS

Thursday, May 17, 2012 - 3:00 p.m.

Rancho Cordova City Hall
American River North Room
2729 Prospect Park Drive
 Rancho Cordova, CA 95670

Directions:

East
HWY 50 East
Exit Zinfandel Drive
Continue on Gold Center Drive
Turn Right on Prospect Park Drive
Destination will be on the right

West
HWY 50 West
Exit Zinfandel Drive
Turn Left at Zinfandel Drive
Turn Left on White Rock Road
Turn Left on Prospect Park Drive
Destination will be immediately on the left

Map:

		Admission Ticket

IMPORTANT ANNUAL MEETING INFORMATION	000004	000000000.000000 ext 000000000.000000 ext
ENDORSEMENT_LINE____________ SACKPACK____________		000000000.000000 ext 000000000.000000 ext
		000000000.000000 ext 000000000.000000 ext
MR A SAMPLE
Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., EST, on May 17, 2012.

DESIGNATION (IF ANY)
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Vote by Internet
● Go to www.envisionreports.com/AMRB
● Or scan the QR code with your smartphone
● Follow the steps outlined on the secure website

Vote by telephone
● Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
● Follow the instructions provided by the recorded message.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 4.
1. Election of directors to serve untill the 2013 Annual Meeting of Shareholders and untill their successors are duly elected and qualified:
+
		For	Withhold				For	Withhold		For	Withhold
	01 - Charles D. Fite	☐	☐	02 - Robert J. Fox			☐	☐	03 - William A. Robotham	☐	☐

	04 - David T. Taber	☐	☐	05 - Roger J. Taylor, D.D.S.			☐	☐	06 - Stephen H. Waks	☐	☐

	07 - Philip A. Wright	☐	☐	08 - Michael A. Ziegler			☐	☐

2. To ratify the selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.				For	Against	Abstain		3. Advisory vote to approve named executive officer compensation.		For	Against	Abstain
				☐	☐	☐				☐	☐	☐

4. To transact such other business as may properly come before the meeting and any and all postponements or adjournments thereof.				☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

	C 1234567890	J N T	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

	1 U P X	1 3 5 3 9 5 1		+

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2012 Annual Meeting Admission Ticket
2012 Annual Meeting of
American River Bankshares’ Shareholders
Thursday, May 17, 2012 3:00 p.m. Pacific Standard Time
Rancho Cordova City Hall – American River Room North
2729 Prospect Park Drive, Rancho Cordova, California 95670

Upon arrival, please present this admission ticket
and photo identification at the registration desk.

East
HWY 50 East
Exit Zinfandel Drive
Continue straight past Zinfandel Drive
Turn Right on Prospect Park Drive
Destination will be on the right

West
HWY 50 West
Exit Zinfandel Drive
Turn left at Zinfandel Drive
Turn left on White Rock Road
Turn left on Prospect Park Drive
Destination will be immediately on the left

▼	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

Proxy — AMERICAN RIVER BANKSHARES

PROXY FOR THE 2012 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 17, 2012

The undersigned holder of common stock of American River Bankshares acknowledges receipt of a copy of the Notice of the 2012 Annual Meeting of Shareholders of American River Bankshares and the accompanying Proxy Statement dated April 5, 2012 and revoking any Proxy heretofore given, hereby constitutes and appoints David T. Taber and Mitchell A. Derenzo, and each of them, with full power of substitution, as attorneys and proxies to appear and vote all of the shares of common stock of American River Bankshares standing in the name of the undersigned which the undersigned could vote if personally present and acting at the 2012 Annual Meeting of Shareholders of American River Bankshares to be held at 2729 Prospect Park Drive, Rancho Cordova, California 95670 on May 17, 2012 at 3:00 p.m. or at any and all postponements or adjournments thereof, upon the items listed on the reverse side as set forth in the Notice of Meeting and Proxy Statement and to vote according to their discretion on all other matters which may be properly presented for action at the meeting or any and all postponements or adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” EACH OF THE PROPOSALS.

THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

PLEASE SIGN AND DATE ON REVERSE SIDE